UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a party other than the Registrant ☐

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

CURO Group Holdings Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials

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Fee computed on table below required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CURO

Proxy Statement

2022 Annual Meeting of Stockholders

CURO
GROUP HOLDINGS CORP

3615 North Ridge Road
Wichita, Kansas 67205
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders,
We invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of CURO Group Holdings Corp. (the “Company”) on Wednesday, June 15, 2022 at 10:00 a.m. ET. The Annual Meeting will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/CURO2022. At the Annual Meeting, stockholders will vote on the following items:
1.
Election of nine director nominees named in the Proxy Statement for one-year terms expiring in 2023;

2.
Advisory resolution approving compensation of the Company’s named executive officers; and

3.
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

You can vote at the Annual Meeting and any adjournment if you were a stockholder of record on April 19, 2022. This Notice of the 2022 Annual Meeting of Stockholders, Proxy Statement, proxy card and Annual Report for our fiscal year ended December 31, 2021 are being mailed or made available to stockholders beginning on or about April 29, 2022.
By Order of the Board of Directors,
Don Gayhardt
Chief Executive Officer
Wichita, Kansas
April 29, 2022

Your Vote is Important to Us. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy promptly or vote by telephone or the internet.
Our 2022 Annual Meeting will be a virtual meeting, conducted via live audio webcast only. No physical meeting will be held. Stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/CURO2022. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page for assistance. As always, we encourage you to vote your shares prior to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held on June 15, 2022.
Our Proxy Statement for the 2022 Annual Meeting of Stockholders and the Annual
Report to Stockholders for the fiscal year ended December 31, 2021 are available at
https://ir.curo.com/proxy-statement-2022

CURO GROUP HOLDINGS CORP.
2022 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

3615 North Ridge Road
Wichita, Kansas 67205
2022 ANNUAL MEETING OF STOCKHOLDERS
June 15, 2022
PROXY STATEMENT
We are furnishing this Proxy Statement and enclosed proxy card to you in connection with the solicitation of proxies by our Board of Directors (“Board”) for use at our 2022 annual meeting of stockholders (the “Annual Meeting”).
Information about the Proxy Materials and our Annual Meeting
Q:
Why did I receive these materials?

A:
Our Board is providing these proxy materials to you in connection with its solicitation of proxies for use at the Annual Meeting, which will take place at www.virtualshareholdermeeting.com/CURO2022 on June 15, 2022 at 10:00 a.m. ET. You are invited to virtually attend the Annual Meeting and are requested to vote upon the proposals described in this Proxy Statement.

Q:
What information is contained in these materials?

A:
The information in this Proxy Statement relates to the proposals to be voted upon at the Annual Meeting, the voting process, the compensation of directors and named executive officers and certain other important information. Our Annual Report to Stockholders for the year ended December 31, 2021, which includes our audited consolidated financial statements as of and for the years ended December 31, 2021, 2020 and 2019, is included in these proxy materials. Your proxy, which you may use to vote, is also enclosed.

Q:
Who may vote?

A:
You may vote at the Annual Meeting or by proxy if you were a stockholder of record at the close of business on April 19, 2022. Each stockholder is entitled to one vote per share on each matter presented. As of April 19, 2022, there were 40,348,782 shares of our common stock outstanding.

Q:
What proposals am I voting on at the Annual Meeting?

A:
There are three proposals scheduled to be voted on at the Annual Meeting:

•
election of nine director nominees named in this Proxy Statement for one-year terms expiring in 2023;

•
advisory resolution approving the compensation of our named executive officers; and

•
ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

In addition, we will consider and vote upon such other business as may properly come before the Annual Meeting. We are not currently aware of any other matters to be considered and voted on at the Annual Meeting.
Q:
How does CURO’s Board recommend that I vote?

A:
Your Board recommends that you vote your shares “FOR” each of the named director nominees; “FOR” the advisory resolution approving the compensation of our named executive officers; and “FOR”

ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
Q:
How can I vote my shares?

A:
If you are a stockholder of record, you may vote your shares (i) on the Internet before the Annual Meeting; (ii) by telephone; (iii) by mail; or (iv) by attending the Annual Meeting virtually and voting online.

If you are the beneficial owner of our common stock held in street name, you may vote your shares by giving your nominee your voting instructions (i) on the Internet before the Annual Meeting; (ii) by telephone; (iii) by mail; or (iv) by attending the Annual Meeting virtually and voting online if you obtain a signed proxy from the record holder giving you the right to vote the shares. Please contact your broker, bank or other nominee for instructions on obtaining a proxy.
Q:
What is the difference between holding common stock as a holder of record and as a beneficial owner of common stock held in street name?

A:
Record holder of common stock. If you hold common stock directly in your name with our transfer agent, you are considered the stockholder of record of the common stock, and the proxy materials were sent directly to you.

Beneficial owner of common stock held in street name. If you hold common stock in an account at a broker, bank or other nominee, then you are the beneficial owner of the common stock held in street name, and the proxy materials were sent either directly to you or were forwarded to you by your nominee. The nominee holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account.
Q:
If I am a stockholder of record and return my proxy, but do not provide voting instructions, how will my shares be voted?

A:
If you specify a choice, your proxy will be voted as specified. If you return a signed proxy but do not specify a choice, your shares will be voted “FOR” each of the named director nominees; “FOR” the advisory resolution approving the compensation of our named executive officers; and “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. In all cases, your proxy will be voted in the discretion of the individuals named as proxies on the proxy card with respect to any other matters that may come before the Annual Meeting.

Q:
What are broker non-votes and what effect do they have on the proposals?

A:
Generally, broker non-votes occur when shares held by a broker in street name for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote those shares.

If you do not vote your proxy and your shares are held in street name, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. On non-routine matters, if the brokerage firm has not received voting instructions from you, the brokerage firm cannot vote your shares on that proposal, which is considered a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting. The proposal for the ratification of the appointment of our independent registered public accounting firm is routine. The other two proposals in this Proxy Statement are non-routine. Accordingly, brokers that do not receive instructions will be entitled to vote on the ratification of the appointment of our independent registered public accounting firm at the Annual Meeting, but may not vote on the election of directors or the advisory resolution approving the compensation of our named executive officers. Therefore, we encourage you to sign and return your proxy, with voting instructions, before the Annual Meeting so that your shares will be represented and voted at the meeting even if you cannot attend.

Q:
Can I change my mind after I vote?

A:
You may revoke your proxy at any time before it is exercised by delivering written notice of revocation to our Corporate Secretary or by attending and voting at the Annual Meeting.

Q:
What is the quorum requirement for the Annual Meeting?

A:
The presence online at the Annual Meeting or by proxy of the holders of a majority of the shares entitled to vote in the election of directors is necessary to constitute a quorum. If a registered stockholder indicates on his or her proxy card that the stockholder wishes to abstain from voting, or a beneficial owner instructs its bank, broker or other nominee that the stockholder wishes to abstain from voting, these shares are considered present and entitled to vote at the Annual Meeting. These shares will count toward determining whether or not a quorum is present.

Q:
What is the voting requirement to approve each of the proposals?

A:
The following table describes the voting requirement for each proposal:

Proposal 1	Election of nine directors for one-year terms expiring in 2023	Directors are elected by a majority of votes cast unless the election is contested, in which case directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted “FOR” a director nominee must exceed 50% of the number of votes cast with respect to that director nominee’s election. In a contested election, election by a plurality of the votes cast means that the nine nominees who receive the greatest number of “FOR” votes will be elected. Abstentions and broker non-votes have no effect on the vote for this proposal.
Proposal 2	Advisory vote approving the compensation of our named executive officers	This proposal is a non-binding, advisory vote. This proposal will be approved if a majority of the votes present in person or represented by proxy and entitled to vote at the meeting are voted “FOR” the proposal. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal. While this is advisory and non-binding, we value the opinions expressed by our stockholders in this advisory vote, and the Board and Compensation Committee will consider the outcome of this vote when determining the compensation of named executive officers.
Proposal 3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2022	This proposal must be approved by a majority of the votes present in person or represented by proxy and entitled to vote at the meeting. This means that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” the proposal for it to be approved. Abstentions will have the same effect as a vote “AGAINST” this proposal.

Q:
What happens if a director does not receive a majority of the votes cast?

A:
If a director does not receive a majority of the votes cast, he or she is required to promptly deliver his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision regarding the resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The director who delivers his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation. If such director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of stockholders and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of our Amended and Restated Certificate of Incorporation (the “Certificate”).
Q:
What happens if other business is transacted at the Annual Meeting?

A:
Management does not know of any business to be transacted at the Annual Meeting other than the matters described in this Proxy Statement. However, if any other matters do properly come before the Annual Meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted by the proxy holders as recommended by the Board or, if no recommendation is given, in accordance with the judgment of the person voting the proxies.

Q:
What does it mean if I receive more than one proxy or voting instruction card?

A:
It means that your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy cards you receive.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days after the date of the meeting.

Q:
Why does this year’s Proxy Statement include less information than some of the Company’s previous proxy statements?

A:
The Company was a “smaller reporting company” as this term is defined by the rules of the Securities and Exchange Commission (“SEC”) during 2021. These rules allow the Company to tailor its disclosure in this Proxy Statement and other annual and periodic reports. The Company has chosen to comply with the scaled disclosure requirements for this Proxy Statement available to smaller reporting companies and, as a result, the Company is not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

Q:
Who can help answer my questions?

A:
If you have questions concerning a proposal or the Annual Meeting or if you would like additional copies of this Proxy Statement, please contact our Corporate Secretary at: (316) 722-3801 or by mail at: CURO Group Holdings Corp., 3615 North Ridge Road, Wichita, Kansas 67205. In addition, information regarding the Annual Meeting is available via the Internet at https://ir.curo.com/proxy-statement-2022.

CORPORATE GOVERNANCE
Highlights of Recent Enhancements to Governance Matters
As part of its ongoing commitment to effective corporate governance, our Board regularly reviews the Company’s corporate governance practices to ensure that they are aligned with developments in the Company’s business, changes in regulations and exchange listing requirements and continually evolving best practices in corporate governance. In conducting this review, the Board, with input from the Nominating and Corporate Governance Committee, considers corporate trends, peer practices, the views of institutional stockholders, rules and regulations of the SEC and the guidelines of proxy advisory firms.
Over the last few years, our Board made several important enhancements to the Company’s corporate governance structure:
•
changes in leadership structure, resulting in new independent Chairman: In 2020, we appointed a Lead Independent Director, who partnered with our Executive Chairman to help lead our Board and provide an independent oversight role as well as an independent point of contact for stockholders to raise concerns. Beginning in 2022, following the decision of Doug Rippel, a co-founder and the Executive Chairman of the Company, to retire immediately after the Annual Meeting, our Board appointed Chris Masto, as Independent Chairman of the Board. Following Mr. Rippel’s retirement from the Board, eight of 11 board members, or 72.7%, will be independent;

•
recognizing that a more diverse Board enhances the Board’s oversight function, in our search for a new director in 2021, we focused our efforts on finding the most qualified candidate from diverse and underrepresented minority groups. Following an extensive search that included several highly-qualified candidates, we announced in January 2022 that Issac Vaughn had joined our Board;

•
establishment of a standalone Risk and Compliance Committee chaired by an independent Board member who is an experienced risk management executive and chief compliance officer with more than 30 years of experience in the financial services industry. The establishment of this committee and appointment of an experienced Chairperson underscore the Company’s intense focus on its compliance culture and commitment to its customers;

•
establishment of a standalone Strategy and Corporate Development Committee chaired by an independent Board member who has significant experience in evaluating diverse portfolio investments and shaping the development of strategic plans. The establishment of this committee at this juncture of the Company’s life cycle and appointment of an experienced Chairperson underscore the Company’s continuing focus on developing and executing on strategic plans that will drive enterprise value;

•
on the path to full de-classification of our Board, which will result in the annual election of all directors. Beginning in 2023, the entire Board will be declassified and all directors will serve one-year terms;

•
assignment of responsibility to the Nominating and Corporate Governance Committee for overseeing and assessing the Company’s environmental and social responsibility strategies, policies, goals and programs, which helps to ensure Board-level focus on sustainability and awareness of the impact that the Company’s strategies, policies, goals and programs have on our employees, customers and the communities in which we live and work; and

•
approval of more robust stock ownership guidelines for non-employee directors, which now require each non-employee director to beneficially own a number of shares of Company common stock having a value equal to five times the annual director retainer (increased from three times).

Director Highlights
Our directors include a diverse mix of members. Our Board utilizes a thoughtful approach to board composition to ensure a proper balance between the addition of new directors who bring fresh and diverse perspectives and the stability of the Board as a whole. Our directors reflect the Board’s efforts and commitment to achieving diversity, including with respect to age, gender, race, ethnicity and professional experience, and the need for periodic refreshment to maintain this commitment. It is the Board’s policy to include, and to request that any search firm it engages include, women and racially or ethnically diverse persons in the pool of candidates from which director nominees are chosen.
Following the retirement of Doug Rippel, a founder and our former Executive Chairman, the following will represent certain important metrics for our Board:

*
% of directors who self-identify as an underrepresented minority or as being a member of two or more races or ethnicities

Board and Committee Membership and Meetings
Our stockholders elect directors to serve on our Board to oversee the management of our Company. The Board delegates authority to the Chief Executive Officer and other executive officers to pursue the Company’s mission and oversees the Chief Executive Officer’s and other executive officers’ conduct of our business. In addition to its general oversight function, the Board has additional responsibilities including:
•
reviewing and approving the Company’s key operational and financial objectives and strategic business plans and monitoring implementation of those plans and the Company’s success in meeting identified objectives;

•
approving the Company’s annual corporate operating plan and major capital expenditures and purchase commitments;

•
overseeing the Company’s risk management and mitigation activities;

•
selecting, evaluating and compensating the Chief Executive Officer and leading Chief Executive Officer succession planning;

•
providing advice and oversight regarding the selection, evaluation, development and compensation of executive officers; and

•
assessing whether adequate policies and procedures are in place to safeguard the integrity of our business operations and financial reporting and to promote compliance with applicable laws and regulations.

During 2021, our Board held 10 meetings. Attendance at Board and committee meetings is central to the proper functioning of our Board and is a priority. Directors are expected to attend all meetings of the Board, meetings of committees on which they serve and the annual meeting of stockholders. In 2021, each director attended the 2021 annual meeting of stockholders virtually and all directors attended at least 75% of the meetings of the Board and the committees on which they served.
In addition to regular meetings of the Board and committees, the non-employee directors hold regularly-scheduled executive sessions at which no members of management are present. Until appointment of our independent Chairman in 2022, our Lead Independent Director led each executive session or, in his absence, the directors chose one of our non-employee directors to lead such session. Beginning in 2022, our independent Chairman will lead the executive sessions of the Board.
In 2021, we had five standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Risk and Compliance Committee and the Strategy and Corporate Development Committee. Members of each committee are appointed by the Board and the authority, duties and responsibilities of each committee are governed by written charters approved by the Board. These charters can be found in the “Corporate Governance” section on the Investors page of our website at www.curo.com.

The Board has determined that all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent as defined by listing standards of the New York Stock Exchange (“NYSE”) and each Audit Committee member satisfies the NYSE “financial literacy” requirement. In addition, the Board has determined that Messrs. Williams and Kirchheimer are “audit committee financial experts” under SEC rules. As required by each respective charter, a majority of the members of the Risk and Compliance Committee and the Strategy and Corporate Development Committee are independent as defined by NYSE listing standards.
The current membership for each of the standing committees is as follows:
Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk and Compliance Committee	Strategy and Corporate Development Committee
Dale E. Williams (Chair)	Andrew Frawley (Chair)	Chris Masto (Chair)	Gillian Van Schaick (Chair)	Karen Winterhof (Chair)
Andrew Frawley	David Kirchheimer	Issac Vaughn	Chad Faulkner	Andrew Frawley
David Kirchheimer	Chris Masto	Dale E. Williams	Elizabeth Webster	David Kirchheimer
Gillian Van Schaick	Elizabeth Webster	Karen Winterhof	Karen Winterhof	Chris Masto
Doug Rippel*
Elizabeth Webster

*
Mr. Rippel is retiring immediately after the Annual Meeting. We have no current plans to appoint another member to the Strategy and Corporate Development Committee, but may do so in the future.

Audit Committee
The Audit Committee met five times in 2021. The responsibilities of the Audit Committee include, among other things:
•
appointing, reviewing and approving the compensation, retention and termination of the independent registered public accounting firm engaged to audit our financial statements;

•
helping to ensure the independence of and overseeing the performance of the independent registered public accounting firm;

•
reviewing and pre-approving audit and non-audit services and fees;

•
reviewing reports and communications from the independent registered public accounting firm;

•
reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding disclosure controls and procedures;

•
assisting the Board in overseeing our internal audit function;

•
reviewing and overseeing related-party transactions;

•
establishing and maintaining procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing matters or federal and state rules and regulations, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•
preparing the Audit Committee report that the SEC requires be included in an annual proxy statement.

Compensation Committee
The Compensation Committee met six times in 2021. The responsibilities of the Compensation Committee include, among other things:

•
assisting the Board in discharging its responsibilities relating to executive compensation and fulfilling its responsibilities relating to our compensation and benefit programs and policies;

•
overseeing the overall compensation structure, policies and programs, and assessing whether the compensation structure establishes appropriate incentives for executive officers and employees;

•
administering and making recommendations with respect to our incentive compensation plans, including equity-based incentive plans;

•
reviewing and approving the compensation of our executive officers, including bonuses and equity compensation;

•
reviewing and approving the performance objectives for executive officers, evaluating the performance of such executive officers in light of these objectives and approving the compensation of the executive officers based on the evaluation (other than for the Chief Executive Officer, whose compensation is recommended by the Compensation Committee for approval by the Board);

•
reviewing and discussing with management our executive compensation and related disclosures required by the rules of the SEC and recommending to the Board whether such disclosures should be included in our annual proxy statement;

•
reviewing and recommending employment agreements and severance arrangements for executive officers, including change in control provisions, as applicable;

•
reviewing the compensation of directors for service on the Board and committees and making recommendations to the Board regarding such compensation; and

•
engaging, determining compensation for and overseeing the work of any consultants and advisors retained by the Compensation Committee and overseeing compliance with applicable requirements relating to the independence of such consultants or advisors.

See the “Executive Compensation” section below for more information regarding the Compensation Committee’s processes and procedures.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee met six times in 2021. The responsibilities of the Nominating and Corporate Governance Committee include, among other things:
•
assisting the Board in fulfilling its responsibilities on matters and issues related to our corporate governance practices;

•
in conjunction with the Board, establishing qualification standards for membership on the Board and its committees;

•
leading the search for individuals qualified to become members of the Board, reviewing the qualifications of candidates for election to the Board and assessing the contributions and independence of incumbent directors eligible to stand for re-election to the Board;

•
selecting and recommending to the Board the nominees for election or re-election by the stockholders at the annual meetings, and selecting and recommending to the Board individuals to fill vacancies and newly-created directorships on the Board;

•
developing and recommending to the Board corporate governance guidelines, reviewing the guidelines on an annual basis and recommending any changes to the guidelines as necessary;

•
annually reviewing and making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees and recommending to the Board directors to serve as committee members and chairpersons;

•
reviewing directorships in other public companies held by or offered to directors;

•
developing and recommending to the Board for its approval an annual self-evaluation process for the Board and its committees and overseeing the evaluation process;

•
overseeing and assessing the Company’s environmental and social responsibility strategies, policies, goals and programs; and

•
reviewing reports on all matters generally relating to corporate governance.

Risk and Compliance Committee
The Risk and Compliance Committee met five times in 2021. The responsibilities of the Risk and Compliance Committee include assisting the Board in its oversight function with respect to:
•
overseeing the development and implementation of systems and processes designed to identify, manage and mitigate reasonably foreseeable material risks to the Company;

•
reviewing and assessing insurance coverages maintained by the Company;

•
assisting the Board and the other Board committees in fulfilling their oversight responsibilities for the risk management function of the Company;

•
reviewing with management the operating environment to assess and monitor material risks and to ensure that appropriate actions are taken to manage risk exposure, including risk related to operational risk, insurance risk, strategic risk, risk related to business disruption and continuity, reputational risk, compliance risk and legal and regulatory risk;

•
assisting the Board in overseeing the Company’s compliance management system, and overseeing management’s identification and evaluation of the Company’s principal legal, legislative and regulatory compliance risks;

•
ensuring that the Company has an effective compliance program reasonably designed to achieve compliance with the laws, regulations and internal policies applicable to the Company’s business;

•
overseeing commitment to the Company’s compliance management system;

•
ensuring the effectiveness of the Company’s change management processes, including responding timely and satisfactorily to any variety of significant change, internal or external, to the Company;

•
monitoring the legal, legislative and regulatory risks facing the Company and its subsidiaries, and ensuring there are appropriate policies, procedures and controls to identify and mitigate same, including implementation of corrective action undertaken as such issues are identified; and

•
engaging in such activities as it deems necessary or appropriate in connection with the foregoing, including communicating and coordinating with the Audit Committee on matters that are addressed at the Risk and Compliance Committee that warrant consultation with the Audit Committee.

Strategy and Corporate Development Committee
The Strategy and Corporate Development Committee met 17 times in 2021. The responsibilities of the Strategy and Corporate Development Committee include advising and supporting the Board and management, on an as-requested basis, in the development, implementation and monitoring of the Company’s growth strategies, including:
•
reviewing with management the process for the development and implementation of the Company’s strategic business goals and plans;

•
reviewing with management the key issues, options and external developments impacting the Company’s strategic business goals and plans;

•
meeting periodically with management to monitor the Company’s performance and ensure the Board is regularly apprised of the Company’s progress with respect to implementation of the Company’s strategic business goals and plans;

•
providing guidance to management as to the desired methodology and processes for the identification, development and presentation of strategic opportunities;

•
considering, reviewing and evaluating potential corporate development opportunities identified by management or other members of the Board;

•
reviewing with management the valuation, strategic rationale and management’s integration strategies associated with proposed transactions;

•
authorizing management to proceed with transactions having a transaction price below such threshold as may be established by the Board from time-to-time; and

•
considering other matters related to corporate development and making such recommendations to the Board as the Strategy and Corporate Development Committee may deem appropriate.

Corporate Governance Guidelines
We are committed to the highest level of corporate governance and, to further its commitment, the Board has adopted Corporate Governance Guidelines to assist our Board in fulfilling its responsibilities to stockholders and providing a framework for the Board’s oversight responsibilities regarding our business. The Corporate Governance Guidelines outline the general duties and functions of the Board and management and set forth general principles regarding Board composition and qualities, independence, Board meetings and responsibilities, Board committees and annual performance evaluations for the Board and committees. Our Corporate Governance Guidelines are dynamic and have been developed and revised to reflect changing laws, regulations and good corporate governance practices.
The following is a summary of certain of our policies and guidelines relating to corporate governance. You may access complete current copies of our Code of Business Conduct and Ethics, Corporate Governance Guidelines and the charters for each of our five standing committees in the “Corporate Governance” section on the Investors page of our website at www.curo.com. Each of these is also available in print to any stockholder upon request to our Corporate Secretary.
Identification and Evaluation of Director Candidates
The Board prides itself on its ability to recruit and retain directors who have a diversity of experience, who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who are effective (in conjunction with the other members of the Board) in collectively serving the long-term interests of our stockholders.
The Nominating and Corporate Governance Committee acts as the Board’s nominating committee and all of its members are independent as defined by NYSE rules. The Nominating and Corporate Governance Committee seeks individuals qualified to become directors and recommends candidates for all director openings to the full Board. For a discussion of membership criteria and how the Board seeks to achieve diversity in Board membership and to attract directors with a broad range of skills, expertise, knowledge and contacts to benefit our business, see “Proposal 1—Election of Directors.” The Nominating and Corporate Governance Committee considers director candidates in anticipation of upcoming director elections and other potential or expected Board vacancies.
The Nominating and Corporate Governance Committee considers director candidates suggested by directors, executive officers and stockholders and evaluates all nominees for director in the same manner. Stockholders may recommend individual nominees for consideration by the Nominating and Corporate Governance Committee by complying with the requirements described below in “Stockholder Nominations.” From time-to-time, the Nominating and Corporate Governance Committee may retain a third party search firm to identify director candidates and has sole authority to select the search firm and approve the terms and fees of any director search engagement. After our Nominating and Corporate Governance Committee makes its recommendations to the Board, the Board has final authority on determining the selection of director candidates for nomination to the Board.
Stockholder Nominations
Stockholders who wish to recommend nominees for consideration by the Nominating and Corporate Governance Committee must submit their nominations in writing to our Corporate Secretary. Submissions must include sufficient biographical information concerning the recommended individual, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and comprehend basic financial statements and other board memberships, if any, held by the recommended individual. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders. The

Nominating and Corporate Governance Committee may consider such stockholder recommendations when it evaluates and recommends nominees to the full Board for submission to the stockholders at each annual meeting. Stockholder nominations made in accordance with these procedures and requirements must be addressed to the attention of Corporate Secretary, CURO Group Holdings Corp., 3615 North Ridge Road, Wichita, Kansas 67205.
In addition, stockholders may nominate directors for election without consideration by the Nominating and Corporate Governance Committee. Any stockholder may nominate an individual by complying with the eligibility, advance notice and other provisions set forth in our Bylaws. A written notice of nomination must be received by our Corporate Secretary, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances. For purposes of our annual meeting to be held in 2023, such notice must be received not later than March 17, 2023 and not earlier than February 15, 2023. You should address any stockholder nomination to the attention of Corporate Secretary, CURO Group Holdings Corp., 3615 North Ridge Road, Wichita, Kansas 67205 and include the information and comply with the requirements set forth in our Bylaws. Our Bylaws provide that any notice of nomination for director must describe various matters regarding the nominee and the nominating stockholder including, among other things, the name, address, class and number of our shares that are owned beneficially and of record, any relevant agreements, arrangements or understandings between the stockholder and any affiliates or associates, and any arrangements having the effect of mitigating a decrease in our share price or affecting the voting power of the stockholder, including derivative positions.
Our Bylaws contain specific eligibility requirements that each nominee for director must satisfy. Each nominee must:
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complete and return a written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf the nomination is being made; and

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provide a written representation and agreement that, among other things, the nominee would comply with our policies and guidelines if elected as a director and that the nominee is not and will not become a party to: (i) any voting commitment that has not been disclosed to us or that could limit the nominee’s ability to comply with applicable fiduciary duties; and (ii) any agreement, arrangement or understanding with any person or entity other than us regarding indirect compensation, reimbursement or indemnification in connection with service as a director.

Board Leadership Structure
Our Board believes that there is no single, generally-accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. Our Board makes the decision regarding leadership structure based on its evaluation of the experience, skills and personal interaction between persons in leadership roles as well as the needs of our Company at any point in time. The Board periodically reviews its leadership structure to ensure that it remains the optimal structure for our Company and our stockholders.
Until January 2022, Doug Rippel served as our Executive Chairman (a position he held since 2012) and Chris Masto served as our Lead Independent Director. As Chairman, Mr. Rippel led the Board in its role to provide general oversight of strategic planning for the Company and to provide guidance and support for Don Gayhart, our Chief Executive Officer. Further, Mr. Rippel set the agenda for and presided over meetings of the Board. As Lead Independent Director, Mr. Masto served as a liaison between the non-employee directors and management, chairing executive sessions of the non-employee directors and consulting with the Executive Chairman and Chief Executive Officer on Board agendas and meeting materials. As Chief Executive Officer, Mr. Gayhardt is responsible for developing and executing the corporate strategy, as well as for overseeing the day-to-day operations and performance of the Company.
The Board believes that separating the roles of Executive Chairman and Chief Executive Officer and having a Lead Independent Director represented an appropriate allocation of roles and responsibilities at the time given, among other things, the benefits of Mr. Rippel’s experience and tenure (both as a founder, former executive and director) with the Company. Mr. Gayhardt is well-positioned as the leader to develop and execute the Company’s corporate strategy and is free to focus on day-to-day challenges and opportunities.

Given the depth of his experience in corporate governance and his leadership skills, Mr. Masto was uniquely suited to serve as Lead Independent director.
In January 2022, Mr. Rippel announced that he would retire from the Board. Given Mr. Rippel’s upcoming retirement, the Board determined that it would be appropriate for an independent member of the Board to become Chairman and to terminate the position of Lead Independent Director. Accordingly, the Board elected Mr. Masto to become the first independent Chairman of the Board.
We believe this separation of responsibility is appropriate to provide separate Board oversight of and direction for the Company’s executive leadership team, led by Mr. Gayhardt. Further, the Company believes that having an independent Chairman provides for effective monitoring and objective evaluation of the Chief Executive Officer’s performance, which enables more direct accountability for the Chief Executive Officer’s performance.
Independence
The Board annually assesses the independence of all directors. No director qualifies as “independent” unless the Board affirmatively determines that the director is independent under the listing standards of NYSE. Our Corporate Governance Guidelines require that a majority of our directors be independent. Our Board believes that the independence of directors and committee members is important to assure that the Board and its committees operate in the best interests of the stockholders and to avoid any appearance of conflict of interest.
Under NYSE standards, our Board has determined that the following eight directors are independent: Andrew Frawley, David Kirchheimer, Chris Masto, Gillian Van Schaick, Issac Vaughn, Elizabeth Webster, Dale E. Williams and Karen Winterhof. Mr. Gayhardt is not independent because he currently serves as our Chief Executive Officer. Messrs. Faulkner, McKnight and Rippel are not independent because they previously served as officers of the Company. As noted, Mr. Rippel will be retiring from the Board immediately after the Annual Meeting.
In making these determinations, our Board considered the relationships that each non-employee director has with CURO and all other facts and circumstances our Board deemed relevant in determining their independence, including the transactions described in “Certain Relationships and Related Transactions.”
Board and Committee Self-Assessment Process
Our Board conducts an annual self-assessment process designed to ensure it is performing effectively and to identify opportunities for improvement. As part of this annual self-assessment, each director evaluates the performance of the Board and any committee on which he or she serves through the use of a confidential survey, which seeks input across a number of dimensions. In addition, to enhance individual accountability, directors are encouraged to anonymously review the performance of their fellow directors. The Nominating and Corporate Governance Committee oversees the design and implementation of this assessment process and reviews the results with the Board to help identify opportunities for improvement. Committee chairpersons review their committee self-assessments with their respective committee members and discuss them with the Board. The Chairperson of the Nominating and Corporate Governance Committee, who is also our Chairman, reviews the individual director assessments and, working with our Chief Legal Officer, conducts individual director interviews when appropriate. In addition, the Nominating and Corporate Governance Committee develops and implements guidelines for evaluating all directors standing for nomination and re-election and oversees the evaluation of such nominees.
Diversity
Our stockholders are better served when there is diversity of education, skill, age, experience, background, expertise and outlook on our Board. Our Corporate Governance Guidelines express the belief that diversity, including differences in background, qualifications and personal characteristics, is important to our Board’s oversight function. Our Board prides itself on its ability to recruit and retain directors who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and effectively serve our stockholders’ long-term interests. We seek to achieve an appropriate level of diversity in the membership of our Board and to assemble a broad range of skills, expertise, knowledge and contacts to benefit our business.
The Nominating and Corporate Governance Committee and the full Board annually assess the current make-up of the Board, considering diversity across many dimensions, including gender, race, age, industry experience, functional areas (e.g., finance, compliance, technology, etc.), geographic scope, public and private company experience, academic background and director experience in the context of an assessment of the current and expected needs of the Board. The Nominating and Corporate Governance Committee reviews director candidates based on the Board’s needs as identified through this assessment and other factors, including their relative skills and characteristics, their exemplification of the highest standards of personal and professional integrity, their independence under listing standards of NYSE, their potential contribution to the composition and culture of the Board and their ability and willingness to actively participate in the Board and committee meetings and to otherwise devote sufficient time to their Board duties.
In particular, the Nominating and Corporate Governance Committee and the Board believe that sound governance of our Company in an increasingly complex marketplace requires a wide range of viewpoints, backgrounds, skills and experiences. The Board believes that having such diversity among its members enhances the Board’s ability to make fully informed, comprehensive decisions. In 2019, the Company added two new independent directors to our Board, both of whom are women, who have brought deep and varied experience and insight to our Board in the areas of compliance and risk management and human resources. Following an extensive search that was focused on diverse candidates across various dimensions, in January 2022, we added a director from an underrepresented minority, who adds extensive leadership and management experience in operations, corporate development, venture capital and law.
In any future director search process, the Board will continue to seek candidates with diverse characteristics, with a particular focus on recruiting highly-skilled candidates from underrepresented groups.
The Board’s Role in Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, regulatory, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. While risk management is primarily the responsibility of our management team, our Board is responsible for the overall supervision of our risk management activities. The Board implements its risk oversight function both at the full Board level and through delegation to various committees. These committees meet regularly and report back to the full Board.
The Audit Committee has primary oversight responsibility for financial reporting with respect to our major financial exposures and oversight of management procedures to monitor and control such exposures. It also oversees our procedures for the receipt, retention and treatment of complaints relating to accounting and auditing matters. The Compensation Committee oversees risks relating to our compensation plans and programs. The Nominating and Corporate Governance Committee regularly reviews our governance structure, practices and policies to improve governance of our Company and our engagement efforts with our stockholders with a goal to promote the long-term interests of our stockholders. The Risk and Compliance Committee oversees systems and processes to identify, manage and mitigate material risks to the Company and to oversee regulatory, legislative and compliance matters. The Risk and Compliance Committee also assists the other committees in fulfilling their responsibilities for risk management. The Strategy and Corporate Development Committee consults with the Risk and Compliance Committee regarding oversight and understanding of risks related to strategic opportunities and/or significant transactions undertaken by us.
Management provides updates to the respective committees regarding the management of the risks they oversee and each of these committees reports on risk to the full Board at regular meetings of the Board, which occur at least quarterly. The Board periodically reviews the allocation of risk responsibility among the Board’s committees and implements any changes that it deems appropriate. The Board established the standalone Risk and Compliance Committee in 2020 as a means to provide greater director emphasis on the risks and compliance matters inherent in the Company’s business. Also in 2020, the Board established the Strategy and Corporate Development Committee to ensure that the Board provides sufficient oversight of the risks related to strategic opportunities and significant transactions given the growth of the Company and the strategic opportunities available to it. This committee was particularly valuable in 2021 as we acquired two businesses. In addition to the reports from the committees, the Board receives presentations from various department leaders that include discussion of significant risks as appropriate. At Board meetings, the Chairman and Chief Executive Officer address, in a director-only session, matters of particular importance or concern as they arise, including any significant areas of risk that require Board attention. Additionally, through sessions focusing on corporate strategy, the full Board reviews in detail the Company’s short- and long-term strategies, including consideration of significant risks facing us and how the risks could impact our business.
The Vice President of Internal Audit updates the Audit Committee regarding the Company’s risk analyses and assessments and risk mitigation strategies and activities as it relates to audit planning and completed audits. The Vice President of Internal Audit also prepares an annual compensation risk analysis for the Compensation Committee, which outlines, to the extent applicable, material risks of our compensation plans and programs and any mitigating factors.
We believe that our approach to risk oversight optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions and approach emerging risks in a proactive manner. We also believe that our risk structure complements the current leadership structure of our Board, as it allows our directors, through the five standing Board committees, to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.
We conducted a risk assessment of our 2021 compensation plans and programs to identify potential risks associated with the design of the plans and programs and assess the controls in place to mitigate risks, if any, to an acceptable level. Based on this assessment, management has concluded that our compensation plans and programs do not contain risks that are reasonably likely to cause a material adverse effect on us. We evaluated each plan and program independently and as part of our overall compensation framework. In general, our compensation plans and programs:
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are well documented, appropriately communicated, consistently applied and reviewed annually by the Compensation Committee;

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are based on Company performance metrics that are tied to the strategic objectives of the Company;

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balance short- and long-term rewards, with compensation capped at levels consistent with industry standards;

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do not encourage excessive risk taking, do not focus on short-term gains rather than long-term value creation, do not reward circumvention of controls or do not contain unrealistic goals and/or targets; and

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are compared to industry standards and peer companies on an on-going basis by both our internal compensation department as well as the Compensation Committee’s independent compensation consultant and amended periodically to maintain consistency with market practices.

Based on these factors, the absence of any identified incentives for risk-taking above the level associated with our business model, the involvement of our independent Compensation Committee and our overall culture and control environment, we have concluded our compensation plans do not promote excessive risk taking.
Stock Ownership Guidelines for Directors and Executive Officers
The Board believes that directors and executive officers should have a significant financial stake in our Company to align their interests with those of our stockholders. In that regard, directors and executive officers are required to own a specified value of our common stock granted to them in connection with their service to the Company. The stock ownership guidelines are further described below in “Non-Employee Director Compensation—Stock Ownership Guidelines for Non-Employee Directors” and “Executive Compensation—Narrative to Summary Compensation Table—Stock Ownership Guidelines.”

Anti-Hedging/Pledging Policies
Pursuant to our Insider Trading Policy, directors and key personnel, including executive officers, are prohibited from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset or are designed to hedge or offset any decrease in the market value of the Company’s equity securities.
Code of Business Conduct and Ethics and Ethics Hotline
Our Code of Business Conduct and Ethics covers our directors, officers (including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer) and employees and satisfies the requirements for a “code of ethics” within the meaning of SEC rules. A copy of the code is posted in the “Corporate Governance” section on the Investors page of our website at www.curo.com. The code is available in print to any person without charge, upon request sent to our Corporate Secretary at CURO Group Holdings Corp., 3615 North Ridge Road, Wichita, Kansas 67205. We will disclose, in accordance with all applicable laws and regulations, amendments to, or waivers from, our Code of Business Conduct and Ethics. We did not grant any such waiver in 2021.
Any suggestions, concerns or reports of misconduct at our Company or complaints or concerns regarding our financial statements and accounting, auditing, internal control and reporting practices can be reported by submitting a report through our third-party Ethics Hotline, which can be accessed by clicking “Ethics Hotline” in the “Corporate Governance” section on the Investors page of our website at www.curo.com (anonymously, if desired) or by calling our third-party provider, Issuer Direct Corporation, at (800) 916-7037.
Environmental and Social Responsibility
We care deeply about our people, our customers, our communities and our stakeholders. Our core values are our foundation. Our team members thrive on change; build relationships based on trust, honesty and respect; execute with urgency and passion; keep our commitments; and lead with humility. These values are woven into every aspect of our business: how we develop, market and sell our products and services; how we treat our team members and customers; how we communicate with our stakeholders; and how we give back to the communities in which we live and work. As we continued to navigate the global pandemic in 2021, we strengthened our commitment to our core values as we understood that the wide-ranging effects of the pandemic were not just on our business, but also on individuals and communities.
In 2021, we also strengthened our commitments to reduce our environmental impact, maintain the safety and security of our employees and practice responsible governance.
Environmental
Although we do not have a manufacturing presence, our business practices can and do have an impact on the communities in which we operate and where our employees and customers live.
As we followed all COVID-19 guidelines of the Center for Disease Control and Prevention, California CAL/OSHA and the Public Health Agency of Canada’s guidelines, we continued to offer flexible working arrangements for nearly one-third of our workforce. By doing so, we achieved meaningful water and waste reduction. This also allowed us to reduce our energy consumption and attain our sustainability goals as follows:
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We developed a carbon management program, including a baseline greenhouse gas inventory and inventory management plan, which created a foundation for future company initiatives to further reduce our carbon footprint.

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We decreased our carbon footprint by reducing our physical store and office space footprint by 13.5% and 18%, respectively. We used our remaining space more efficiently with the continued shift to digital lending and remote work.

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We reduced our energy consumption by replacing legacy lighting systems with automated LED lighting, upgraded mechanical systems and centralized HVAC controls.

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We reduced waste and paper usage through movement toward digital files and shredding/recycling. Through our efforts to provide digital documentation and electronic signature options, where allowed by law, we eliminated over 16 million printed pages a year. We also automated our annual performance and merit review for employees, which reduced the use of paper even further.
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We set expectations with vendors to use environmentally friendly cleaning supplies.

Social
We believe in our responsibility to put our time and money into enacting positive social change and giving back to the communities where we live and work. In 2021, we implemented CURO Cares, our Corporate Social Responsibility program, which drives our commitment to diversity and inclusion, corporate and employee giving and volunteerism.
People
Our employees’ overall wellbeing along with our customers’ health and safety remained our top priority as we continued to navigate the global pandemic. We demonstrated these commitments through the following actions:
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Building upon our Commitment to Diversity and Inclusion. To further our commitment to a culture of inclusion and celebrate our diversity, we established CURO’s Diversity and Inclusion Council in 2020. During its first year, the Council led a wide range of initiatives driving positive changes throughout our company. We provided paid time off to vote in U.S. elections, instituted two floating holidays to enable employees to recognize meaningful days or events important to them, reinforced annual diversity training, spoke out against anti-Asian and anti-Muslim hate and led community giving. The council led monthly events recognizing important causes including Black History Month, International Women’s Day, Mental Health Awareness month and Pride month through education, support resources and giving campaigns.

Women at CURO: Approximately 75% of our workforce are women and women hold nearly 70% of our management roles. Five women leaders were recognized by the Wichita Business Journal and three received awards for their outstanding leadership in major local companies, financial services and diversity and inclusion.
Employee Engagement: We focused on engaging our employees through recognizing global observations, holidays and cultural events, as well as producing CURO Vida (CURO Life), our in-house, day-in-the-life video series that highlights diverse employees, guest speakers and topics aligned with calendar observances, such as Black History Month, Women’s History Month and Pride Month.
Volunteer Network: The Diversity and Inclusion Council launched a volunteer network of 60 internal volunteers, a group that continues to grow to champion and lead diversity events.
Diversity on our Board: We believe that the best decisions are made by groups of people with diverse backgrounds, education, skill, age, experience, expertise and outlook. We enhanced our Board in 2020 by adding two experienced women leaders who have enriched our compliance, risk management and human resources operations. In January 2022, we added Issac Vaughn to our Board, bringing with him extensive leadership and management expertise in operations, corporate development, venture capital and law.
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Prioritizing Health and Safety. We have always prioritized our employees’ overall wellbeing, but it’s never been as important as the last few years as demonstrated below:

Covid-19 Prevention and Support: Our comprehensive and sustained COVID-19 prevention protocols have been critical to our ability to continue our operations and support our people. We communicated global, regional and local COVID-19 updates to our employees regularly and instilled a culture of safety by adjusting store hours and facilitating deep cleaning and sanitizing whenever a store or office had a positive case. In our corporate offices, we continued to support remote work, implemented a hoteling reservation system to manage occupancy and maintain social distancing and installed air scrubbers to actively reduce airborne and surface-based pollutants. We provided our employees with paid time off to ensure they stayed home when feeling ill or were exposed to

COVID-19. We encouraged COVID-19 vaccinations as they became available by offering educational materials, vaccine clinics and financial incentives for vaccinations.
Mental Health and Wellness: We recognized and supported the importance of employee mental health during these unprecedented times and committed to being a “StigmaFree” company in partnership with the National Alliance on Mental Illness (NAMI) to combat mental health stigma in the workplace through education, training and extensive support.
Through this partnership, we launched a NAMI donation campaign in the U.S. Between our company and employee contributions, we have donated nearly $40,000 to NAMI to date. In Canada, we sponsored a fundraiser for the “Kids Help Phone,” an organization that offers bilingual professional counseling and support to youth, raising nearly $125,000 (CAD) for this important organization.
In addition to donations and fundraisers, we provided mental health resources and benefits to employees, including employee assistance programs, on-demand telehealth and virtual mental health services. We hosted mental health experts provided by NAMI and offered resources for mental health awareness month in May 2021, including manager tools to help start conversations and stay connected, and we provided additional paid time off for mental health-related respite. We will continue our outreach in these important areas.
Support for Hardships: In December 2021, we launched the CURO Cares Employee Relief Fund, a CURO-sponsored disaster and hardship relief fund administered by the independent Emergency Assistance Foundation. The Employee Relief Fund helps our employees cope with unexpected hardships or disasters that may cause undue financial stress. Through March 2022, we have contributed over $100,000 to launch and support the fund. Our employees have donated over $9,000 to support their colleagues. The program has provided needed financial assistance to over 36 employees facing crisis situations.
Enhanced Communication Practices: We implemented a bi-directional messaging platform to enhance our business continuity and incident management protocols which allows us to rapidly communicate to our entire workforce and receive critical messages from our employees.
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Strengthening Training Resources. Our customer-facing, front-line teams participated in comprehensive training to help them with conflict resolution and managing challenging situations. Additionally, all employees participated in comprehensive diversity and inclusion training.

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Enhancing our Talent Acquisition and Total Rewards. To attract, hire, develop and retain diverse talent, we systematized our applicant tracking system to mitigate unconscious bias throughout every stage of the hiring process and ensure diverse candidate selection. We instituted a diverse slate of candidates for hiring all manager-level and above roles. For our front-line employees, we completed a market compensation analysis to meet or exceed salary benchmarks and implemented changes where appropriate.

Communities
We care about and support the communities in which our employees and customers live and work. We spend our time and money giving back to those communities in various ways, including:
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Supporting Local Charities and our Communities. We engage in numerous philanthropic and community-based initiatives.

Meals2Frontline: Since 2020, our Cash Money’s Meals2Frontline program has contributed nearly $1,000,000 (CAD) to provide healthy meals to frontline workers, including healthcare and mental health professionals and COVID-19 vaccination and assessment centers, serving the public during the height of the COVID-19 pandemic. With the help of 15 restaurant partners, our efforts resulted in the delivery of more than 47,000 meals to frontline workers at 94 frontline organizations across Canada.
Global Giveback: In November and December of 2021, we held a global giveback campaign during which our store and office locations collected items to donate to a local charity. We achieved

100% participation of our more than 360 store and office locations. As a result of exceeding our goal of 75% participation, we donated $25,000 (CAD) to Food Banks Canada and $25,000 to Feeding America.
Local Participation: Our geographically dispersed teams also volunteer for charities and groups that are local and meaningful to them, as well as serve on the boards of several charitable organizations, such as local YMCAs, Red Cross and the Texas Financial Education Endowment Grant Advisory Committee. We also make a difference by participating in volunteer activities such as Giving the Basics, Red Cross blood drives, Salvation Army food drives and annual Angel Tree giving.
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Giving to a Diverse Selection of Nonprofits. We are proud of our past charitable and community work and will continue to support our communities in varied and meaningful ways. In 2021 and early 2022, CURO donated to a diverse selection of nonprofit organizations including:

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$10,000 to the Black Mental Health Alliance in the U.S.

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$10,000 (CAD) to Black Mental Health Canada

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$10,000 (CAD) to the Kids Help Phone during Mental Health Awareness Month

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$10,000 to NAMI

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$15,000 in 2021, and $20,000 in 2022, as a sponsor for Cars for Charity, a local Wichita, Kansas event where we are headquartered

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$100,000 to launch and fund the CURO Cares Employee Relief Fund

We also donate and support several other organizations including employee-directed giving to philanthropies, such as the Indian Red Cross and Salvation Army.
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Participating in Community Events. Although the pandemic limited physical participation in customary community events, our corporate staff participated in outdoor events, including the Wichita Corporate Challenge in Wichita, Kansas, and Remix the Run in Chicago, Illinois, which is sponsored by J.P. Morgan and recognized as the world’s largest corporate running event.

Stakeholders
As a public company that services thousands of customers and hundreds of communities, we understand our responsibility to all our stakeholders, including our employees, customers, investors and business partners. We meet the highest ethical and legal standards in serving all our stakeholders.
Since our founding, helping and serving our customers continues to be the focus for everything we do. We remain committed to that goal through the products and services we offer and other actions we take, such as:
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Appointing People to the Right Roles. The strength of our business has always been driven by the strength of our employees. In 2021, we made a number of appointments to critical roles:

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Chief Technology Officer: We appointed a new Technology Officer to expand the scope of our future product and technology strategy.

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Chief Strategy Officer: We established a new role to focus on strategic acquisitions and growth.

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Chief Privacy Officer: We established the role of Chief Privacy Officer to ensure current and future privacy regulations have the leadership and focus needed.

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Chief Credit Officer: Responsible lending requires responsible leadership. In this regard, we created the position of Chief Credit Officer to oversee credit and risk management.

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Chief Information Security Officer: The security of our employees’ and customers’ information is a key priority. To ensure appropriate focus, we established the role of Chief Information Security Officer.

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Practicing Responsible Lending. Through our proprietary underwriting and scoring models, we strive to ensure that our customers qualify for the loan type and amounts that fit their needs. In circumstances where our customers have experienced natural disasters, we waived some payments that were due. Additionally, when isolated system errors occur, we err on the side of our customers and promptly engage in remediation efforts, including waiving interest and payments as necessary. We continually strive to ensure our customers are treated fairly and do not suffer unintentional, adverse effects of system errors.
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Facilitating Comprehensive Training—Strong Compliance Management System. Ensuring that our employees and Board understand the compliance requirements we must follow is critical. We take a “tone from the top” approach and our Executive Leadership continually commit to and communicate the importance of a strong compliance culture. In this regard, we made several enhancements to our virtual training programs. We provide comprehensive compliance training programs in accordance with all local and federal regulations, including anti-bribery and code of conduct and ethics courses. We offer an anonymous “whistleblower” hotline and actively encourage our employees to report concerns or misconduct. Our employees and management teams are also trained on a zero-tolerance, no retaliation policy so that everyone is empowered to report concerns or any alleged wrongdoing. Additionally, through our wire transfer network partner, we disseminate information to our store employees about human trafficking signs, elderly financial exploitation and reporting responsibilities.

Consumer Relations
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Strengthening Data Governance—Oversight for Data Strategy and Governance. In 2021, we established an Enterprise Data Council charged with oversight for Data Strategy and Governance. This committee works closely with the Chief Privacy Officer and Chief Information Security Officer to ensure all consumer and employee data have robust security measures. We understand the critical importance to adequately protect, manage and use data in compliance with federal and state privacy laws governing the appropriate collection, use and retention of such data.

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Protecting Consumer Information and Employee Data. Protecting information and data about our customers and employees is of paramount importance. In 2021 and early 2022, we enhanced our protocols around data security and applied several application security testing tools, preventative attack solutions and additional logging and correlation techniques to provide real-time analysis into our Security Event and Incident Management (SIEM) system to mitigate malicious or harmful incidents within our infrastructure. In addition, we conducted social engineering testing and data loss review to discover and resolve vulnerabilities in our network and augmented intrusion prevention strategies, encryption and monitoring to help safeguard sensitive data.

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Preparing for the Future. We commit significant time and resources to planning for and acting upon legislative changes, including:

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Safeguards Rule: 2022 brought modifications to the Gramm-Leach-Bliley Act by the Federal Trade Commission, known as the ‘Safeguards Rule.’ The Safeguards Rule strengthens the data security safeguards financial institutions are required to put in place to protect customers’ financial information with specific requirements, including comprehensive security systems, specific criteria for information security programs and appointing a ‘Responsible Person’ to implement and oversee them. Our current operations were considerably in compliance before the rule became effective and we actively are working toward full compliance before the final effective date.

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California Privacy Rights Act: The California Privacy Rights Act (“CPRA”) builds upon prior legislation and strengthens consumers’ right to privacy of their information, including rights to know, access, delete and correct. This comprehensive bill also allows consumers to opt out of the sharing of their sensitive personal information as well as opt out of the sale of their information. We are in an advantageous position leading into the CPRA effective timeline, having built internal systems for compliance with its predecessor legislation, and are actively working with all relevant stakeholders across the company to provide minimal disruption to the business while enabling individual rights and protecting information.

As privacy gains greater focus on both a state and federal level, we continue to monitor activity in both areas for future applicable privacy legislation.

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Proposed U.S. Securities and Exchange Commission (SEC) Cybersecurity Rule: The SEC has proposed new rules to address reporting on cybersecurity incidents and disclosure of related risk management and security, governance and board expertise. As the rule is currently drafted, we are in substantial compliance and anticipate minimal changes in operation or procedure will be necessary to accommodate the new rule. We will monitor closely and align the underlying principles of the proposed rule into practice.

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Fair Debt Collection Practices Act and Regulation F: Regulation F is the first comprehensive regulation interpreting the Fair Debt Collection Practices Act. Our third-party collection agency, Ad Astra Recovery Services, Inc., complied with these new requirements as of the effective date of the regulation (November 30, 2021), which required (i) changes in processes and systems to provide specific information to customers at the outset of collections in the validation notice and disclosures, (ii) adherence to prescribed actions prior to reporting debt to credit reporting agencies, and (iii) changes in and management of the content and timing of communications content and timing.

We are proud of our efforts and will continue to support our communities in varied and meaningful ways.
Board and Company Culture
Our Corporate Governance Guidelines are coupled with a robust, open and effective Board environment that promotes respect, trust and candor, fosters a culture of open dissent and permits each director to express opinions and contribute to the Board process. Directors have unrestricted access to management and any Company information they believe is necessary and appropriate to perform their roles as directors. This open and candid operating environment is shared by management and the Board and is essential to fully realize the benefits of our Corporate Governance Guidelines, committee charters and other policies governing our Company.
Succession Planning
Our Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of the executive team. Annually, the Board meets with our Chief Executive Officer and Chief Human Resources Officer to discuss management succession planning and to address potential vacancies in senior leadership. The Board also meets in executive sessions annually to review succession planning for our Chief Executive Officer. Our Board is kept up to date on key talent initiatives, including diversity, recruiting and development programs.
Stockholder Communications with the Board of Directors
Stockholders and interested parties may communicate directly with our non-employee directors by sending correspondence to our Chief Legal Officer at: CURO Group Holdings Corp., 3615 North Ridge Road, Wichita, Kansas 67205. We review all incoming communications from interested parties and route such communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) to the appropriate member(s) of the Board consistent with the instructions provided by each such member with respect to how such director would like to receive direct communications.
Our Chief Legal Officer will determine whether a response to any communication from interested parties is necessary or appropriate and will provide a report to the Nominating and Corporate Governance Committee on a quarterly basis of any communications received from interested parties to which the Legal Department has responded. This procedure does not apply to communications to non-employee directors from our officers or directors who are also stockholders or to stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”).

PROPOSAL 1—ELECTION OF DIRECTORS
Currently, our Board consists of 12 directors, one of whom is an executive officer of the company. Doug Rippel, a co-founder and former Executive Chairman of the Company, will retire immediately after the Annual Meeting and will not stand for re-election. Accordingly, the Board has voted to reduce its size to 11 directors effective immediately after the meeting.
Prior to our annual meeting in 2020, our Certificate provided that the Board was divided into three classes, with each class to be as nearly equal in number as possible, with each class of directors serving a three-year term. Following approval by our stockholders at our annual meeting in 2020, our Certificate was amended to provide that (i) the directors who stood for election at the annual meeting in 2021 would be elected to one-year terms; (ii) the directors standing for election at the Annual Meeting, which includes the directors elected in 2021, will stand for election for one-year terms; and (iii) beginning in 2023, all directors will stand for election for one-year terms at the annual meeting. Accordingly, in 2023, our Board will be fully declassified.
As noted above in “Corporate Governance—Diversity,” our Board members bring diverse backgrounds and experience to the Board that inform the Board’s oversight function. Among other things, the Board believes it is important to have individuals on the Board with one or a combination of the following skills and experiences:
•
Consumer Finance and Technology Experience. We are a technology-enabled, highly-diversified, multi-channel and multi-product consumer finance company. Given the nature of our business, we believe it is important for members of our Board collectively to have experience in the industry in which we operate to provide insights into areas that are critical to our success.

•
Leadership Experience. The Board believes that directors with significant leadership experience, including as chief executive officer, chief financial officer, chief operating officer, chief compliance officer and chief human resources officer, provide it with special insights, including organization development and leadership practices, and individuals with this experience help the Company identify and develop its own leadership talent. They demonstrate a practical understanding of organizations, process, strategy, risk management, compliance, human capital and the methods to drive change and growth. These individuals also provide the Company with a valuable network of contacts and relationships.

•
Finance Experience. The Company uses financial metrics in managing its overall operations and the operations of its segments. The Company and its stockholders require accurate and insightful financial tracking and reporting. The Board seeks directors that understand finance and financial reporting processes, including directors who are financially literate and who qualify as audit committee financial experts. Experience as members of audit committees of other boards of directors also gives directors insight into best audit committee practices.

•
Public and Private Company Experience. The Board believes it is important to have directors who are familiar with the regulatory and compliance requirements and environment for publicly traded companies, and to have directors who have experience applying an entrepreneurial focus to building a company or a segment/business unit.

We believe that our Board collectively possesses these types of experience. Below is a summary of each director’s most relevant experience.
As recommended by the Nominating and Corporate Governance Committee, our Board has nominated Chad Faulkner, Andrew Frawley, Don Gayhardt, David Kirchheimer, Mike McKnight, Gillian Van Schaick, Issac Vaughn, Elizabeth Webster and Karen Winterhof for one-year terms expiring at the 2023 annual meeting of stockholders. Each proposed nominee is willing to serve as a director if elected. However, if a nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, our incumbent Board may or may not select a substitute nominee. If a substitute nominee is selected, your shares will be voted for the substitute nominee (unless you give other instructions).
Biographical information for each nominee and each current director who will continue to serve after the Annual Meeting is presented below. Except as otherwise indicated, each nominee and current director has had the same principal employment for over five years.

Nominees for Terms Expiring in 2023
Chad Faulkner, 54, co-founded the Company and has served on our Board since 1997. Mr. Faulkner served as our President and Chief Operating Officer from 1997 to 2013. As one of our founders, he led the Company in its geographic and product expansion prior to our initial public offering. Mr. Faulkner serves as a director of several private companies. Mr. Faulkner has served as Chief Executive Officer of Sports Academy since 2015. Mr. Faulkner co-owns with Doug Rippel and Mike McKnight (the “Founders”) certain real estate companies from which we lease some of our corporate stores and offices. Mr. Faulkner holds a Bachelor of Science degree from Kansas State University and is a graduate of the Executive Program at the Anderson School of Business—University of California Los Angeles.
As a founder of the Company, Mr. Faulkner has a keen understanding of the industry in which we operate and the drivers of its growth. We believe Mr. Faulkner’s experience in the consumer finance industry combined with his varied leadership and entrepreneurial experience qualifies him to serve as a member of our Board.
Andrew Frawley, 59, has served on our Board since 2017. Mr. Frawley has served as the Chief Executive Officer of Marketing Evolution, a provider of advanced marketing analytics and cloud-based software, since September 2021. Previously, Mr. Frawley was the Chief Executive Officer and Vice Chairman of the board of directors of V12 Data, a provider of marketing data and technology solutions, from 2018 to September 2021. Mr. Frawley is also the Chief Executive Officer of AJ Frawley & Associates LLC, a consulting firm providing services to private equity firms and brands. Mr. Frawley previously served as Chief Executive Officer of Epsilon, a segment of Alliance Data Systems Corporation (NYSE: ADS) from 2014 to 2016. Prior to that, he served as Epsilon’s President from 2012 to 2014 and as its President of Marketing Technology from 2009 to 2011. Mr. Frawley serves as the Chairman of the board of directors of a private company and serves as a member of the boards of directors of another private company and a trade association. Mr. Frawley previously served as a member of the board of directors of Fluent, LLC (NASDAQ: FLNT). Mr. Frawley earned a Master of Business Administration from Babson College and a Bachelor of Science in Finance from The University of Maine.
Mr. Frawley has extensive executive and operating experience leading varied marketing organizations. We believe that Mr. Frawley’s diverse leadership skills coupled with his insight into executive compensation matters qualifies him to serve as a member of our Board and as Chairperson of our Compensation Committee.
Don Gayhardt, 57, has served as our Chief Executive Officer and on our Board since 2012, and as our President from 2013 to January 2021. Prior to joining us, Mr. Gayhardt served in various capacities at Dollar Financial Corp. (now known as DFC Global Corp.) from 1990 to 2008, including President and a member of the board of directors from 1998 to 2008. During his time with Dollar Financial, the company expanded from 60 stores to over 1,100 and revenue increased from $14 million to over $550 million. Since 2008, Mr. Gayhardt has been an investor and advisor to a number of finance, financial technology and retail businesses. Mr. Gayhardt currently serves on the board of directors of Katapult Holdings, Inc. (NASDAQ: KPLT) and previously served on the board of directors of Beneficial Bancorp Inc. until 2019 when it merged into WSFS Financial Corporation. Mr. Gayhardt earned his Bachelor of Business Administration degree in Accounting from the University of Notre Dame.
Mr. Gayhardt has a breadth of experience leading large and diverse consumer financial services companies and driving growth both organically and through acquisitions. We believe Mr. Gayhardt’s deep knowledge of the consumer finance industry and its regulatory environment coupled with his extensive leadership experience and strategic insight qualifies him to serve as a member of our Board.
David M. Kirchheimer, 66, has served on our Board since 2018. Mr. Kirchheimer is an advisory partner (an honorary position) at Oaktree Capital Management, L.P., a global investment manager specializing in alternative investments (“Oaktree”), where he previously served as Chief Financial Officer from its founding in 1995 until his retirement in 2017. Mr. Kirchheimer also served as Oaktree’s Chief Administrative Officer and head of accounting during most of his tenure. Mr. Kirchheimer served on the board of directors of Oaktree’s holding-company affiliate from its formation in 2007 until his retirement, during which time the affiliate became a public company in 2012. Prior to Oaktree, Mr. Kirchheimer held senior financial management positions with Ticketmaster Corporation, Republic Pictures Corporation and The Zond Group. Mr. Kirchheimer started his career as an auditor at Price Waterhouse (now PricewaterhouseCoopers).

Mr. Kirchheimer serves on the boards of directors of Nuveen Churchill Direct Lending Corp. and NC SLF, Inc., both private business development companies. Mr. Kirchheimer holds an MBA from the University of Chicago’s Booth School of Business and a BA from Colorado College.
Mr. Kirchheimer has extensive experience leading financial and accounting teams and public company executive and board experience. We believe Mr. Kirchheimer’s strong understanding of financial reporting and business controls qualifies him to serve as a member of our Board.
Mike McKnight, 55, co-founded the Company and has served on our Board since 1997. From 1997 to 2008, Mr. McKnight served as Vice President of the Company and was involved with the Company’s strategic direction and governmental affairs. Mr. McKnight initially managed loan office operations, and then later directed the real estate, construction, media and marketing arms of the Company, utilizing his prior career as a radio advertising executive to build a successful advertising campaign. Mr. McKnight co-owns with the other Founders certain real estate companies from which we lease some of our corporate stores and offices. From 2010 until 2014, Mr. McKnight served as the Managing Member of Gusto, LLC, a Domino’s Pizza franchisee in Kansas and Western Missouri. Since 2011, Mr. McKnight has served as a director of Gusto, LLC, Decorus Investments, LLC and CDM Development, LLC, and has been a Partner of Tacoma Capital since 2016. Mr. McKnight earned a Bachelor of Science degree in Journalism from Kansas State University.
As a founder of the Company, Mr. McKnight was instrumental in developing the Company’s early strategic direction, including marketing and real estate. We believe Mr. McKnight’s deep understanding of our business and the consumer finance industry qualifies him to serve as a member of our Board.
Gillian Van Schaick, 59, has served on our Board since July 2019. Ms. Van Schaick, a risk management executive and chief compliance officer with more than 30 years of experience in the financial services industry, served as Executive Vice President and Head of US Regulatory Compliance at HBSC from 2012 to 2018. Prior to her tenure at HBSC, a multinational banking and financial services holding company, Ms. Van Schaick served in a variety of leadership positions at JPMorgan Chase for 25 years, including SVP and Chief Compliance Officer for its Retail Financial Services, Treasury and Security Services and Commercial Banking divisions. Earlier in her career, Ms. Van Schaick served as Vice President at Goldman Sachs & Co. in its Operations, Technology and Finance Division from 1993 to 1995. Ms. Van Schaick is involved in her community, serving as vice-chair of the board of trustees of the Loyola School, an independent high school in New York City. Ms. Van Schaick holds an MBA in Finance from Columbia University and a BS in Mathematics and French from Georgetown University. Ms. Van Schaick is also a graduate of the ABA Compliance School and ABA Graduate Compliance School.
Ms. Van Schaick has extensive experience in the financial services industry as a risk management and compliance executive. We believe that Ms. Van Schaick’s deep experience in compliance and risk management qualifies her to serve as a member of our Board and as Chairperson of our Risk and Compliance Committee.
Issac Vaughn, 59, joined our Board in January 2022. Mr. Vaughn is the former Chief Operating Officer of Zenefits, a cloud-based HR, benefits and payroll platform for small and mid-sized businesses, a position he held from 2020 until February 2022, when it was sold to TriNet (NYSE: TNET). Mr. Vaughn joined Zenefits in 2018, serving as SVP, Business Operations. Prior to joining Zenefits, Mr. Vaughn was SVP, Corporate Development and General Counsel at Ooyala, a video content workflow management system company, from 2012 to 2016 and served as Interim Chief Executive Officer from 2016 until 2017. Mr. Vaughn was a founder of Bennu Ventures Management, LLC, a stage agnostic venture capital firm, and served as partner from 2011 to 2016. From 2007 to 2012, Mr. Vaughn was a managing director at SC Investments Consulting, LLC, a boutique angel investment and consulting company. Mr. Vaughn started his career as a corporate attorney, ultimately joining Wilson Sonsini Goodrich & Rosati, where he became a partner. Mr. Vaughn is a director of Rocket Lawyer, an online platform that helps consumers create legal documents and connects them with a network of independent attorneys, and a foundation. Mr. Vaughn received his J.D. from the University of Michigan and holds a B.S. in Economics from Santa Clara University.
Mr. Vaughn brings more than 20 years of leadership and operational experience working with and advising high-growth technology companies. We believe that Mr. Vaughn’s leadership and entrepreneurial skills and his legal acumen qualify him to serve as a member of our Board.

Elizabeth Webster, 68, has served on our Board since July 2019. Ms. Webster, a human resources executive with more than 25 years of experience, retired in 2019 as Executive Vice President, Head of Human Resources from TD Bank, America’s Most Convenient Bank, a member of TD Bank Group and a subsidiary of The Toronto-Dominion Bank of Toronto, Canada NA (NYSE: TD). Prior to leading the human resources function at TD Bank, Ms. Webster served as Citigroup, Inc.’s Senior Human Resources Officer and Managing Director for the Global Consumer Bank. Prior to that time, Ms. Webster held both business and human resources roles of increasing responsibility at FMR LLC (Fidelity), most recently serving as EVP, Human Resources for Fidelity Brokerage Company and then EVP, Human Resources for Fidelity Human Resources Services. Ms. Webster began her career as a Partner at Harbridge House Inc., a training and development consulting firm. Ms. Webster holds an MBA from Carroll School, Boston College and a BS in Education and Psychology from the University of Massachusetts at Lowell.
Ms. Webster has significant experience leading human capital organizations at multi-national companies. We believe Ms. Webster’s understanding of the importance of human capital in underpinning company operations and growth qualifies her to serve as a member of our Board.
Karen Winterhof, 34, has served on our Board since 2016. Ms. Winterhof currently serves as a Director with FFL Partners. Prior to joining FFL Partners in 2015, Ms. Winterhof was an associate at Highbridge Principal Strategies from 2013 to 2015 in the Specialty Loan Fund, where she participated in evaluating and executing senior debt investments and had ongoing responsibilities with portfolio investments across a variety of industries. Prior to that, she was a private equity associate at Clayton, Dubilier & Rice in New York from 2011 to 2013. Ms. Winterhof also currently serves on the board of directors of Orthodontic Partners and US Orthopedic Partners. Ms. Winterhof received a Bachelor of Science in Engineering in Operations Research and Financial Engineering from Princeton University.
Ms. Winterhof has significant experience in evaluating diverse portfolio investments. We believe Ms. Winterhof’s insight into how companies drive value coupled with her board service at numerous companies qualifies her to serve as a member of our Board and as Chairperson of our Strategy and Corporate Development Committee.
Your Board of Directors unanimously recommends that you vote FOR each of the above-listed nominees.
Continuing Directors with Terms Expiring in 2023
Chris Masto, 54, has served on our Board since 2008 and as Chairman since January 2022. Previously, Mr. Masto served as our Lead Independent Director from 2020 until his appointment as our Chairman. Mr. Masto is Co-Founder and Senior Advisor at FFL Partners, a private equity firm, which he co-founded in 1997 and where, until 2017, he served as a Partner, member of the Investment Committee and member of firm leadership. Mr. Masto transitioned to a Senior Advisor role in 2017. Prior to co-founding FFL Partners, Mr. Masto worked as a management consultant with Bain & Company and an investment banker at Morgan Stanley & Co. (NYSE: MS). Mr. Masto also currently serves on the board of directors of Katapult Holdings, Inc. (NASDAQ: KPLT) and VolunteerMatch.org, is Co-Chair of Resident Home Inc. and is an Advisory Board Member of Valo Ventures. He was previously a director of Tempur Sealy International, Inc. (NYSE: TPX) and Chairman of TriTech Software Systems. Mr. Masto graduated magna cum laude from Brown University with a Bachelor of Science degree in Electrical Engineering, and received a Master of Business Administration from Harvard Business School.
Mr. Masto is a veteran investor and board member with significant experience in private equity, management consulting and investment banking. We believe Mr. Masto’s deep financial, analytical, strategic and investment skills and his extensive experience on public and private boards qualify him to serve as a member of our Board, as our Chairman and as Chairperson of our Nominating and Corporate Governance Committee.
Dale E. Williams, 59, has served on our Board since 2017. From 2003 to 2015, Mr. Williams served as Executive Vice President and Chief Financial Officer of Tempur Sealy International, Inc. (NYSE: TPX). From 2001 through 2002, Mr. Williams served as Vice President and Chief Financial Officer of Honeywell Control Products, a division of Honeywell International Inc. (NYSE: HON). From 2000 to 2001, Mr. Williams served as Vice President and Chief Financial Officer of Saga Systems, Inc./Software AG, Inc. Prior to that,

Mr. Williams spent 15 years in various management positions at General Electric Company (NYSE: GE). Mr. Williams also currently serves on the board of directors of Intralink-Spine and Xooker, LLC. Mr. Williams received a Bachelor of Science in Finance from Indiana University.
Mr. Williams is a demonstrated leader with deep management experience at public companies. We believe Mr. Williams’ significant experience in finance and accounting responsibilities qualifies him to serve as a member of our Board and as Chairperson of our Audit Committee.
EXECUTIVE OFFICERS
In addition to Mr. Gayhardt, our Chief Executive Officer, whose biographical information appears above, set forth below are the names, ages and biographical information for each our current executive officers.
Name	Age	Position
William Baker	41	President and Chief Operating Officer
Roger Dean	59	Executive Vice President, Chief Financial Officer and Treasurer
Vin Thomas	44	Chief Legal Officer and Corporate Secretary
Daniel Kirsche	43	Chief Technology Officer
Jillian Slagter	47	Chief Human Resources Officer
Peter Kalen	48	Chief Executive Officer, Flexiti
Tamara Schulz	46	Chief Accounting Officer
William Baker has served as our President since January 2021 and Chief Operating Officer since 2016. Mr. Baker was an Executive Vice President from 2016 until January 2021, our Chief Marketing Officer from 2011 until 2016 and Vice President of Marketing and Business Development from 2007 until 2011. Mr. Baker earned a Bachelor of Science Degree in Integrated Marketing Communications from Gannon University.
Roger Dean has served as our Executive Vice President, Chief Financial Officer and Treasurer since joining us in 2016. Prior to joining the Company, Mr. Dean served as Chief Financial Officer for CNG Holdings, Inc. from 2005 to 2016. Mr. Dean previously was Senior Vice President, Controller with Fifth Third Bancorp and a Senior Manager with Deloitte. Mr. Dean earned his Bachelor of Science in Accountancy from Miami University, Oxford, Ohio.
Vin Thomas has served as our Chief Legal Officer since 2014 and Corporate Secretary since 2016. Mr. Thomas previously served as General Counsel and Assistant Secretary at TMX Finance LLC from 2009 to 2014. Prior to his tenure with TMX Finance LLC, Mr. Thomas was in the private practice of law. Mr. Thomas holds a Bachelor of Arts, cum laude, from the University of Georgia, and a juris doctor degree from the Mercer University School of Law. Mr. Thomas tendered his resignation from the Company effective in May 2022.
Daniel Kirsche has served as our Chief Technology Officer since July 2021. Mr. Kirsche previously served as Head of Software Engineering at Enova International from 2018 until 2021, Vice President of Software Engineering at project44 from 2017 until 2018 and Director of Software Engineering at Groupon from 2013 until 2017. Mr. Kirsche holds a Masters of Business Administration from the Northwestern University Kellogg School of Management and a Bachelor of Science in Computer Science from the University of Illinois Urbana-Champaign, as well as a patent pending on Machine Learning model management.
Jillian Slagter has served as our Chief Human Resources Officer since 2020. Prior to joining CURO, Ms. Slagter was Chief Human Resources Officer of Quotient Technology Inc. from 2018 to 2019 and Chief People Officer at Affinitiv Inc. from 2017 to 2018. Previously, Ms. Slagter served in various human resources positions of increasing responsibility at Nielsen from 2006 to 2017, ultimately serving as Vice President, Global HR. Ms. Slagter holds a Bachelor of Arts in Sociology from the University of Illinois.
Peter Kalen founded Flexiti in 2013 and serves as its Chief Executive Officer. Flexiti, a wholly-owned subsidiary of the Company, is a leading point of sale financing and payment solutions provider in Canada. Prior to founding Flexiti, Mr. Kalen served in various leadership positions of increasing responsibility at Sears Canada from 2009 to 2013, ultimately serving as Executive Vice President, Sears Financial and Home Services. Previously, Mr. Kalen was Senior Vice President at President’s Choice Financial from 2006 to 2009, Senior Vice President at Citi Cards Canada from 2001 to 2006 and Product Officer, Credit Cards at

TD Canada Trust from 1998 to 2000. Mr. Kalen holds a Honors Business Administration and Masters of Business Administration from Ivey Business School at Western University in London, Ontario.
Tamara Schulz has served as our Chief Accounting Officer since 2021. Prior to joining us, Ms. Schulz served in various accounting positions of increasing responsibility at Capital One from 2011 until 2021, including Managing Vice President—Balance Sheet Management from 2018 to 2021; Managing Vice President—Deputy Controller from 2016 to 2018; Vice President—Deputy Controller from 2013 to 2016; and Senior Director- Treasury Accounting from 2011 to 2013. Previously, Ms. Schulz served as a Senior Staff Accountant at the U.S. Department of the Treasury from March 2011 to August 2011 and as a Vice President at Freddie Mac from 2004 to 2011. Ms. Schulz began her career at Deloitte & Touche in 1997 and served as Manager—Audit until 2002 and as Manager—Global Capital Markets from 2002 to 2004. Ms. Schulz holds a Bachelor of Science in Accounting from Boston College and a Masters in Accounting from the University of Arizona. Ms. Schulz is a Certified Public Accountant licensed in New York and Virginia.
NON-EMPLOYEE DIRECTOR COMPENSATION
In 2021, our compensation program for non-employee directors was as follows:
	Cash ($)	Restricted Stock Units ($)(1)
Annual director retainer	$65,000	$ 140,000
Chairman annual retainer	40,000	—
Lead Independent Director annual retainer (if applicable)	25,000	—
Audit Committee chairperson annual retainer	25,000	—
Audit Committee member annual retainer	10,000	—
Compensation Committee chairperson annual retainer	15,000	—
Compensation Committee member annual retainer	9,000	—
Nominating and Corporate Governance Committee chairperson annual retainer	15,000	—
Nominating and Corporate Governance Committee member annual retainer	7,500	—
Risk and Compliance Committee chairperson annual retainer	15,000	—
Risk and Compliance Committee member annual retainer	9,000	—
Strategy and Corporate Development Committee chairperson annual retainer	15,000	—
Strategy and Corporate Development Committee member annual retainer	9,000	—

(1)
The value reported in this column reflects the value of grants of restricted stock units to be made to our non-employee directors each year on the date of our annual meetings of stockholders. The annual restricted stock unit grant represents the right to receive a number of shares of our common stock valued by dividing the aggregate value shown by the closing price of our common stock reported on the NYSE (rounded down to the nearest whole share) on the date of the applicable annual meeting, or if the closing price is not reported on such date, the closing price reported on the most recent date prior to the annual meeting. The restricted stock units vest at the next annual meeting of our stockholders following the date of grant.

The following table sets forth the compensation paid to our non-employee directors for service in 2021:
Name(1)	Fees Earned or Paid in Cash	Restricted Stock Unit Awards(2)(3)	Dividends	Total
Doug Rippel	$114,000	$140,000	$2,960	$256,960
Chad Faulkner	74,000	140,000	2,960	216,960
Andrew Frawley	108,000	140,000	2,960	250,960
David Kirchheimer(4)	93,000	140,000	2,960	235,960
Chris Masto	130,500	140,000	2,960	273,460
Mike McKnight	65,000	140,000	2,960	207,960
Gillian Van Schaick	99,000	140,000	2,960	241,960
Elizabeth Webster	92,000	140,000	2,960	234,960
Dale E. Williams	107,500	140,000	2,960	250,460
Karen Winterhof	105,500	140,000	2,960	248,460

(1)
Issac Vaughn was appointed to our Board on January 27, 2022 and, thus, received no compensation for Board service in 2021.

(2)
The amount reported for awards of restricted stock units represents the grant date fair value of restricted stock units granted to each non-employee director, calculated in accordance with FASB ASC Topic 718. We value restricted stock units using the closing price of our common stock reported on the NYSE on the grant date. For additional valuation assumptions, see Note 11, Share-Based Compensation, to our Consolidated Financial Statements for the fiscal year ended December 31, 2021. The value in this column may not correspond to the actual value that each director will realize at the time that the restricted stock units vest.

(3)
The table below shows the number of outstanding unvested restricted stock units held by each non-employee director as of December 31, 2021. Restricted stock units vest on the date of our annual meeting of stockholders in the year after they are granted.

Name	Restricted Stock Units
Doug Rippel	8,139
Chad Faulkner	8,139
Andrew Frawley	8,139
David Kirchheimer(a)	8,139
Chris Masto	8,139
Mike McKnight	8,139
Gillian Van Schaick	8,139
Elizabeth Webster	8,139
Dale E. Williams	8,139
Karen Winterhof(b)	8,139

(a)
These securities are held directly by DMK Advisory, LLC, of which Mr. Kirchheimer is the sole member.

(b)
Restricted stock units granted to Ms. Winterhof in her role as a director are transferred upon vesting pursuant to a share transfer agreement to FFL Partners, LLC, who is the beneficial owner of such units.

(4)
Fees for Board service are paid to DMK Advisory, LLC, of which Mr. Kirchheimer is the sole member.

For information on compensation paid in 2021 to Mr. Gayhardt, our Chief Executive Officer, who has served on our Board since 2012, see “Executive Compensation.” Mr. Gayhardt does not receive any compensation related to his service as a director of the Company.

Stock Ownership Guidelines for Non-Employee Directors
In 2021, the Board increased the stock ownership guidelines applicable to non-employee directors, who are required to beneficially own a number of shares of Company common stock having a value equal to five times the annual director retainer as identified above (increased from three times). A non-employee director is required to meet this ownership level within five years of becoming a director. All non-employee directors meet the required guidelines, except that (i) Mses. Van Schaick and Webster are on track to meet the guidelines following the annual meeting of stockholders given that they joined our Board in 2019 and (ii) Mr. Vaughn does not yet meet the guidelines given that he joined our Board in 2022. We believe that these guidelines further align the interests of directors and stockholders. Please see “Executive Compensation—Narrative to Summary Compensation Table—Stock Ownership Guidelines” for additional information regarding the guidelines.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Five Percent Stockholders
The following table sets forth information as to those holders known to us to be the beneficial owners of more than 5% of our outstanding shares of common stock as of December 31, 2022:
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned
	Number of Shares	Percent of Class(2)
Empyrean Capital Overseas Master Fund, Ltd.(3)	2,918,851	7.23%
OCO Capital GP LLC(4)	3,000,000	7.44%

(1)
The number of shares of our common stock beneficially owned by our Founders, each of whom individually owns more than 5% of our outstanding stock, is show in “—Stock Ownership of Management” below.

(2)
As of March 31, 2022, based on 40,348,782 shares outstanding on that date.

(3)
Based on information set forth in Schedule 13G/A (Amendment No. 1) filed February 10, 2022. The Schedule 13G/A indicates that each of (i) Empyrean Capital Overseas Master Fund, Ltd., (ii) Empyrean Capital Partners, LP; and (iii) Amos Meron, managing member of Empyrean Capital, LLC, the general partner of Empyrean Capital Partners, LP have shared voting and dispositive power over 2,918,851 shares of our common stock. Collectively, we refer to these related holders as “Empyrean Holders.” The address of the Empyrean Holders is c/o Empyrean Capital Partners, LP, 10250 Constellation Boulevard, Suite 2950, Los Angeles, California 90067.

(4)
Based on information set forth in Schedule 13G (Amendment No. 1) filed February 10, 2022. The Schedule 13G indicates that OCO Capital GP LP (“OCO GP”), the general partner of OCO Opportunities Master Fund, L.P., a private investment fund, has sole voting and dispositive power over 3,000,000 shares of our common stock. The address of OCO GP is 767 Third Avenue, 29th Floor, New York, New York 10017.

Stock Ownership of Management
The following table sets forth the number of shares of common stock beneficially owned as of March 31, 2022 by each of our directors and named executive officers (defined below under “Executive Compensation—Summary Compensation Table”) and all of our directors and executive officers as a group.
To our knowledge, except under community property laws, the persons named below have sole voting and dispositive power over their shares of our common stock. None of the shares reported below are pledged as security or have been placed in a margin account by any executive officer or director.
Name	Shares Beneficially Owned
	Number of Shares(1)	Percent of Class(2)
Chad Faulkner(3)	4,309,755	10.68%
Andrew Frawley	34,954	*
Chris Masto	273,925	*
David Kirchheimer(4)	39,858	*
Mike McKnight(5)	5,798,553	14.37
Doug Rippel(6)	6,918,483	17.15
Gillian Van Schaick	18,553	*
Issac Vaughn(7)	—	*
Elizabeth Webster	18,553	*
Dale E. Williams	49,959	*
Karen Winterhof(8)	14,285	*
Don Gayhardt	658,249	*
William Baker	306,605	*
Peter Kalen	12,947	*
All directors and executive officers as a group (18 persons)	18,944,481	46.50%

*
Represents beneficial ownership of less than 1%.

(1)
Includes shares that may be acquired by the exercise of stock options and the vesting of restricted stock units granted under our equity compensation plans within 60 days after March 31, 2022 as follows.

Restricted Stock
Name	Options (#)	Units (#)
Chad Faulkner	—	—
Andrew Frawley	—	—
David Kirchheimer	—	—
Chris Masto	—	—
Mike McKnight	—	—
Doug Rippel	—	—
Gillian Van Schaick	—	—
Elizabeth Webster	—	—
Dale E. Williams	—	—
Karen Winterhof	—	—
Don Gayhardt	18,504	—
William Baker	118,044	—
Peter Kalen	—	—
Directors and executive officers as a group	389,340	—

(2)
As of March 31, 2022, based on 40,348,782 shares outstanding on that date.

(3)
Of the reported amount, 2,137,386 shares are held of record by the Exempt Family Trust c/u Leah M. Faulkner 2017 Dynasty Trust and 2,137,410 shares are held of record by the Exempt Family Trust c/u

Chadwick H. Faulkner 2017 Dynasty Trust. Mr. Faulkner is the adviser of both trusts. Mr. Faulkner disclaims beneficial ownership of the shares held by these trusts except to the extent of his pecuniary interest therein.
(4)
Of the reported amount, 24,383 shares are held of record by Mr. Kirchheimer and 15,475 shares are held of record by the David and Sharon Living Trust dtd 2/20/2002, of which Mr. Kirchheimer is co-trustee.

(5)
Of the reported amount, 5,763,594 shares are held of record by McKnight Holdings, LLC. Mr. McKnight is the sole member of McKnight Holdings, LLC.

(6)
Of the reported amount, 6,883,524 shares are held of record by Rippel Holdings, LLC. Mr. Rippel is the sole member of Rippel Holdings, LLC.

(7)
Issac Vaughn was appointed to our Board on January 27, 2022. Restricted stock units granted to him in connection with his appointment will vest at the Annual Meeting.

(8)
Restricted stock units granted to Ms. Winterhof in her role as a director are transferred upon vesting pursuant to a share transfer agreement to FFL Partners, LLC, who is the beneficial owner of such units, and are not reflected in this table.

MANAGEMENT’S ASSESSMENT OF 2021 PERFORMANCE
On many different levels, 2021 was a remarkable year. We navigated through the challenges presented by COVID-19 variants and responded diligently by maintaining operating effectiveness. We executed on two strategic acquisitions allowing us to diversify our loan and revenue mix, both of which were made possible by key financing initiatives.
We believe the initiatives we completed in 2021 have positioned us to achieve long-term value creation for our stockholders. These include the following:
•
Completed the acquisition of Flexiti. On March 10, 2021, we completed the acquisition of Flexiti Financial Inc. (“Flexiti”). This acquisition provides us capability and scale opportunity in Canada’s credit card and point-of-sale (“POS”) financing markets. It enhances our long-term growth and financial and risk profiles and allows us to access the full spectrum of Canadian consumers by adding an established private label credit card platform and POS financing capabilities. We now reach consumers in Canada through many of the ways they access credit, directly both in-store and online, via credit cards or at the POS. As of February 28, 2022, gross loans receivable related to Flexiti were $508.4 million, an increase of $312.3 million, or 159.2%, since the acquisition date.

•
Completed the acquisition of Heights. On December 27, 2021, we completed the acquisition of Heights Finance (“Heights”). Heights is a consumer finance company that provides Secured and Unsecured Installment loans to near-prime and non-prime consumers and offers customary opt-in insurance and other financial products across 390 branches and 11 U.S. states. As of February 28, 2022, Heights accounted for approximately $470 million of gross loans receivable.

•
Investment in Katapult. In 2017, we made our first investment in Katapult, an e-commerce focused FinTech company offering an innovative lease financing solution to consumers and enabling essential transactions at the merchant POS. Katapult provides retailers’ customers with payment options in store or via the Katapult link on a retailer’s website. In June 2021, Katapult merged with FinServ, resulting in a new publicly traded company (NASDAQ: KPLT). As a result, in June 2021, we received cash of $146.9 million and 18.9 million shares of common stock of Katapult. Additionally, we received 3.0 million of earn-out warrants, which will vest if certain share price levels are met and expire six years from the closing of the merger. In the fourth quarter of 2021, we acquired an additional 2.6 million shares of common stock of Katapult for an aggregate purchase price of $10.0 million. Our fully diluted ownership of Katapult as of December 31, 2021 was 25.2%, which assumes full vesting of earn-out warrants.

•
Refinancing of our Senior Secured Notes. On July 30, 2021, we issued $750.0 million of 7.50% Senior Secured Notes, due 2028. Interest on the notes is payable semiannually, in arrears, on February 1 and August 1, beginning February 1, 2022. The net proceeds from the sale of the notes were used (i) to redeem our outstanding $690.0 million of 8.25% Senior Secured Notes due 2025, (ii) to pay fees, expenses, premiums and accrued interest in connection therewith and (iii) for general corporate purposes. On December 3, 2021, we issued an additional $250.0 million of 7.50% Senior Secured Notes to, in part, fund the acquisition of Heights on December 27, 2021.
•
Increased funding on new and existing credit lines. On November 12, 2021, we increased the capacity of our Non-Recourse Canada SPV Facility from C$175.0 million to C$350.0 million. In addition, on December 9, 2021, we closed on a new C$526.5 million asset-backed revolving credit facility, the Non-Recourse Flexiti Securitization Facility, to provide financing for Canada receivables originated under Canada POS Lending.

•
Strategic consolidation of store locations in the U.S. On July 13, 2021, we announced the closure of 49 U.S. stores in response to evolving customer channel preferences that were accelerated by the impacts of COVID-19. The store closures, which occurred during the second and third quarters of 2021, represented nearly 25% of our U.S. stores at that time and, other than the closure of stores in Illinois which related to regulatory impacts, represented strategic consolidation of locations in dense local markets. The impacted locations generated 8% of our U.S. store revenue in 2020. Our omni-channel platform allows customers to seamlessly transition online, to an adjacent store or to contact centers, which enabled us to retain a large percentage of customers who had utilized the impacted stores. The store closure decisions followed an extensive evaluation that considered (i) comprehensive store-level score cards, (ii) market-level store density and the related addressable local market, (iii) the lingering and potential future COVID-19 impacts on store volume, traffic and profitability and (iv) continued migration of customer transactions toward the online channel.

•
Continuation of return of stockholders’ capital. From 2019 through 2021, we initiated multiple share repurchase programs to provide our stockholders with a return of capital, which resulted in over $100 million of shares repurchased and held in treasury. During the first quarter of 2022, our Board authorized a new share repurchase program for the repurchase of up to $25.0 million of CURO common stock. In addition to share repurchases, we instituted an annual $0.22 per share dividend in 2020, paid quarterly, which we increased to $0.44 per share annually beginning in the second quarter of 2021.

EXECUTIVE COMPENSATION
Executive Summary
The objective of our executive compensation programs is to compensate our executive officers competitively and align the economic interests of our executive officers with those of our stockholders. With this goal in mind, our executive compensation programs are linked to performance and reward our named executive officers for achievement of financial objectives that we believe will drive stockholder value. This design incentivizes and rewards our named executive officers for the achievement of our short-term (annual) goals and helps to focus them on our longer-term strategic goals, while discouraging excessive risk taking.
Overview of Executive Compensation
Our executive compensation philosophy is to align executive compensation decisions with our desired business outcomes, strategy and performance. Our executive compensation approach seeks to create long-term stockholder value while aligning the compensation packages of executive officers, including named executive officers, to our peer group and broader market surveys. The primary objectives of our executive compensation programs are:

Pay-for-Performance	A significant portion of compensation for executive officers is at-risk and performance-based with metrics that align total compensation with our growth strategy, annual financial objectives and performance of our stock compared to peers. At-risk compensation includes short-term cash incentives and long-term incentives in the form of equity awards.
Alignment with Stockholders	Our compensation programs align executive officers’ interests with those of our stockholders, by providing equity-based forms of compensation and tying pay to Company and stock performance. We maintain stock ownership guidelines for all Section 16 officers and we remain committed to a culture of shared success through long-term equity awards.
Competitive Appeal	Our compensation programs’ goals are to attract, reward and retain talented and highly qualified executive officers whose abilities and leadership are critical to our success and competitive advantage. We use market-based compensation information to align each executive officer’s compensation to his or her position, responsibilities and impact.
Drive Future Growth	We use our compensation programs to invest in and reward talent with the greatest potential to drive the long-term growth of our business, while holding employees accountable to our strategy and values.
Compensation Program Best Practices
We review and evaluate our compensation programs, practices and policies at least annually. We modify our compensation programs to address evolving best practices and factors we believe will motivate our employees, including named executive officers, to perform in the best interests of our stockholders.
Consistent with our pay-for-performance philosophy, a substantial portion of our executives’ compensation is at risk and linked to the successful performance and management of our company, as measured against rigorous performance goals established by our Compensation Committee. Our executive compensation program includes a number of best compensation practices, including the following:

•
Base Salaries. Base salary is the only fixed component of our named executive officers’ total compensation package. Our annual salary review process is based on our overall annual budget guidelines as well as individual performance, internal equity and an assessment of the impact of specific roles, which we then benchmark against our peer group. In April 2021, our Board increased the base salaries of named executive officers by amounts ranging from 0% to 3% from 2020 levels. In January 2022, our Board increased the salary of Peter Kalen, Chief Executive Officer of Flexiti, by approximately 8% to better reflect market rates for similar role and scope of duties, while keeping the salaries of Don Gayhardt, our Chief Executive Officer, and William Baker, our President and Chief Operating Officer, at 2021 levels.

•
Performance-Based Compensation. We align executive pay with company financial performance and stockholder returns. Our incentive compensation is largely performance-contingent, with one-half of long-term incentive awards contingent on achievement of total stockholder returns and short-term incentive awards entirely contingent on company financial performance, as follows:

Short-Term Incentive Compensation. We pay our executive officers, including named executive officers, for annual performance through a short-term incentive plan. Short-term incentive plan compensation earned by all participating employees is tied to specific, measurable, identified corporate financial objectives. Financial performance goals are rigorous and are based exclusively on objective, quantitative metrics, namely: risk adjusted revenue (50%) and adjusted pre-tax income (50%). We believe these are appropriate drivers of corporate performance and align the interests of participating employees with stockholder interests.

Our results exceeded the quantitative 2021 short-term incentive performance goals, resulting in annual cash awards at 150% of target levels.

Long-Term Incentive Compensation. Our executive officers, including our named executive officers, receive awards of restricted stock units based on a percentage of their annual base salary at time of grant, 50% of which vests ratably over three years and 50% of which vests on the last day of the performance period if the identified performance objective is achieved. Our Compensation Committee reviews our long-term compensation program on an annual basis to determine the appropriate focus on stock price appreciation and retention, while continuing to maximize motivation and align executive officers with stockholder interests.

In summary, we believe the compensation packages of our named executive officers are closely aligned with performance. For 2021, the majority of compensation was variable and performance-based:
•
Incentive Compensation Recoupment Policy. Our Board has approved an Incentive Compensation Recoupment Policy that allows us, in the event that there is a restatement of our financial results due to the Company’s material noncompliance with any financial reporting requirement, to recoup all short-term and long-term incentive compensation (whether in the form of cash, equity or other property), which was awarded, earned, vested or paid to a current or former Section 16 officer, including named executive officers, based, in whole or in part, on our achievement of one or more financial measures during the three completed fiscal years preceding the restatement.
•
Stock Ownership Guidelines. Our stock ownership guidelines for Section 16 officers, including named executive officers, and non-employee directors further align executive officer/director and stockholder interests. These individuals are required to beneficially own a number of shares of Company common stock having a value as determined below:

Individual	Multiple of Base Salary/Annual Cash Retainer
Chief Executive Officer.............	5x base salary
Other Section 16 Officers	2x base salary
Non-Employee Directors............	5x base salary

These individuals must retain at least 50% of the equity awards we grant to them (net of applicable taxes) until the ownership guidelines are achieved. Individuals have five years from the date they become subject to the guidelines to meet the ownership levels. All named executive officers met or exceeded the applicable ownership requirements as of March 31, 2022.
•
Double Trigger Change in Control Agreements. Our named executive officers will receive specified payments in the event of a change in control of our Company. The payments are considered “double trigger,” that is, an individual will only be entitled to a change in control payment if the Company has experienced a change in control and a qualifying termination occurs following the change in control.

•
No Speculative Transactions. Key personnel, including our named executive officers and directors, are prohibited from engaging in any speculative transactions in Company securities, including short sales, trading in market options or any other kind of derivatives related to our securities, holding our securities in a margin account, pledging our securities as collateral for a loan or engaging in hedging or monetization transactions or similar arrangements, such as zero-cost collars and forward sale contracts.

•
Limit on Incentive Awards. The maximum potential payout to named executive officers under our short-term incentive compensation program has been limited to 187.5% of base salary for our Chief Executive Officer and 135% of base salary for our other named executive officers.

•
No Re-Pricing of Equity Awards. Our 2017 Incentive Plan prohibits repricing of equity incentive awards without stockholder approval.

•
No Tax-Gross Ups for Change in Control. We do not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer may owe in connection with a change in control.

•
Compensation Risk Assessment. Our Compensation Committee annually reviews and approves our compensation strategy, which includes a review of compensation-related risk management. In its review, the Compensation Committee analyzes our compensation programs for all employees, including short- and long-term incentive compensation. The Compensation Committee does not believe that our compensation programs encourage excessive or unnecessary risk-taking.

•
Independent Compensation Committee. Our Compensation Committee is comprised solely of independent directors as defined by NYSE and SEC rules and our director independence standards.

•
Independent Compensation Consultant. The Compensation Committee has directly retained a compensation consultant, who has performed no other consulting or other services for our Company. Our Compensation Committee has evaluated the independence of its compensation consultant and determined that the consultant can provide independent and objective advice and its engagement does not present any conflicts of interest.

Role of our Compensation Committee and Chief Executive Officer in Establishing Executive Compensation
Our Compensation Committee reports to our Board on all compensation matters for our executive officers, including our named executive officers. The Compensation Committee annually reviews and approves the compensation of our named executive officers, other than our Chief Executive Officer, and annually reviews and makes recommendations to the full Board regarding the compensation of our Chief Executive Officer. A majority of the non-employee directors of the full Board must approve the compensation for our Chief Executive Officer. The Committee may delegate to subcommittees such power and authority as the Committee deems appropriate.
Our Chief Executive Officer recommends to the Compensation Committee the base salary, short- and long-term incentive compensation and other compensation components for executive officers who report directly to him, including named executive officers. The Chief Executive Officer’s recommendations are based upon his assessment of each individual’s responsibilities and contributions to our financial and operational results and the individual’s potential for contributions to our future growth, in light of market practices (including those of our peer group). Our Chief Executive Officer considers these compensation factors both objectively and subjectively, and no single factor is determinative.
Role of Independent Compensation Consultant
Our Compensation Committee has selected and retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its compensation consultant to provide independent, third-party advice and expertise on all aspects of executive compensation and related corporate governance matters, including designing and establishing our executive compensation program for 2021 and 2022. Semler Brossy provided input and guidance related to our 2021 and 2022 incentive plan design, reviewed our Executive Compensation description in our proxy statement and summarized and provided perspective on market developments related to executive compensation, including regulatory requirements and related disclosures. Semler Brossy provided information and advice related to all components of our executive compensation program relative to market data from a group of Company-identified peer companies as well as other broader-based survey sources. The Compensation Committee re-examines our peer group each year to address changes that have occurred or to improve market comparability.
In evaluating the compensation components and aggregate compensation package for each of the named executive officers, our Compensation Committee considered the market compensation data and advice provided by Semler Brossy, the experience level of each named executive officer and the responsibilities associated with a particular named executive officer’s role as multiple reference points. For individual named executive officers, we generally target median positioning, but an individual’s compensation package could vary due to tenure, the critical nature of the role and individual performance.
The Compensation Committee assessed the independence of Semler Brossy pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Semler Brossy from serving as an independent consultant to the Compensation Committee. The Committee will continue to monitor the independence of its compensation consultant on an annual basis. In the future, the Compensation Committee may retain other similar consultants.

Summary Compensation Table
The following table provides information regarding compensation for Messrs. Gayhardt, Baker and Kalen (our “named executive officers”) for services rendered:
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Don Gayhardt CEO	2021	$832,449	—	$3,520,690	—	$1,560,843	$26,298	$5,940,280
	2020	812,807	$ 335,821	3,447,693	—	—	48,187	4,644,508
William Baker President & COO	2021	601,797	—	1,590,099	—	812,426	82,163	3,086,485
	2020	588,217	174,981	1,559,398	—	—	663,488	2,986,084
Peter Kalen(5)(6) CEO, Flexiti	2021	463,600	—	1,940,909(6)	—	646,299	28,889	3,079,697

(1)
The amounts shown in this column reflect a one-time discretionary bonus paid in 2020. For additional information regarding this one-time discretionary bonus, see “Narrative to Summary Compensation Table—Short-Term (Annual) Incentive Compensation” below.

(2)
Represents the aggregate grant date fair value of time-based and performance-based restricted stock units granted in the years shown, calculated in accordance with FASB ASC Topic 718, assuming maximum level of achievement for all restricted stock units. We value time-based restricted stock units based on the closing market price of our common stock reported on the NYSE on the grant dates. We value performance-based restricted stock units using the Monte Carlo simulation pricing model. For additional valuation assumptions, see Note 11, Share-Based Compensation, to our Consolidated Financial Statements for the fiscal year ended December 31, 2021. The values in this column may not correspond to the actual value that the named executive officer will realize at the time that the restricted stock units vest. For additional information regarding our long-term incentive program, see “Narrative to Summary Compensation Table—Long-Term Incentive Compensation” below.

(3)
The amounts shown in this column reflect payments made under our 2021 short-term incentive program for maximum achievement. For additional information regarding our annual short-term incentive program, see “Narrative to Summary Compensation Table—Short-Term (Annual) Incentive Compensation” below.

(4)
The amounts listed in this column for 2021 include the Company’s matching contributions to the accounts of named executive officers under our 401(k) Plan; the Company cost of long-term disability coverage; payments made by us for premiums on group life insurance policies; payments of accrued dividends upon vesting of awards of restricted stock units; payments made by us for use of private aircraft charters for business purposes; and payment of an automobile allowance.

Name	401(k) Match	LTD Coverage	Group Life Insurance Premiums	Dividends	Private Aircraft Charter for Business Use	Automobile Allowance	Total
Don Gayhardt	—	$858	$1,026	$24,414	—	—	$26,298
William Baker	$8,700	858	1,026	10,908	$60,671	—	82,163
Peter Kalen	—	562	400	—	—	$27,927	28,889

(5)
Mr. Kalen became an executive officer following the closing of our acquisition of Flexiti in March 2021. For purposes of presentation in this proxy statement, all amounts paid to Mr. Kalen in Canadian dollars were converted to U.S. dollars based on the exchange rate reported by GPS Capital on December 31, 2021, as follows: 1 Canadian dollar = 0.7979 U.S. dollar.

(6)
Grants made to Mr. Kalen in 2021 include grants under our 2021 long-term incentive program and acquisition grants made in connection with the Flexiti acquisition.

Narrative to Summary Compensation Table
Executive Employment Agreements
Certain components of the compensation paid to our named executive officers reflected in the Summary Compensation Table were provided pursuant to employment agreements, which are summarized below.

Don Gayhardt. Under the terms of his employment agreement, Mr. Gayhardt serves for an indefinite term, subject to termination upon death, disability, a termination by us or Mr. Gayhardt’s resignation. Mr. Gayhardt is eligible for base salary increases (as approved by our Board) and is eligible to participate in our short- and long-term incentive programs, with targets and amounts determined annually by our Board.
In addition, Mr. Gayhardt is entitled to reimbursements up to $25,000 per year for personal life insurance premiums, and is eligible to participate in our non-qualified deferred compensation plan on terms consistent with other executives. Mr. Gayhardt’s agreement also provides that the Company will split equally with him the costs of private aircraft charters taken for business purposes, up to a maximum reimbursement of $125,000 in each calendar year. For a discussion of the benefits Mr. Gayhardt will receive in connection with a termination or change in control, see “—Potential Payments Upon Termination or Change in Control” below.
Employment Agreements of Messrs. Baker and Kalen. The terms of Messrs. Baker’s and Kalen’s employment agreements are similar to those described above for Mr. Gayhardt, except that neither agreement provides for reimbursement of personal life insurance premiums or payment of expenditures for private aircraft charters taken for business purposes. For a discussion of the benefits each named executive officer will receive in connection with a termination or change in control, see “—Potential Payments Upon Termination or Change in Control” below.
Short-Term (Annual) Incentive Compensation
Our named executive officers participate in our annual short-term incentive program and are eligible to earn an annual cash award based solely on achievement of identified corporate financial objectives, which are based on our annual financial plan approved by the Board.
Our Compensation Committee believes that paying short-term incentive compensation based solely on achievement of identified corporate financial objectives ensures tighter alignment and focus among named executive officers around the attainment of objectives that drive stockholder value. The Compensation Committee considers each named executive officer’s experience, responsibilities and performance as well as market practices (including those of our peer group) when setting an individual’s annual incentive compensation opportunity.
Each year, our Compensation Committee reviews the structure and parameters of our short-term incentive plan considering corporate performance and objectives, industry conditions and other relevant factors. The Compensation Committee may make adjustments to the plan that it believes are necessary to align the short-term incentives with the appropriate corporate objectives for the next year.
Our Compensation Committee approves awards under the short-term incentive program to named executive officers, other than Mr. Gayhardt, and reviews results achieved compared to corporate objectives. The non-employee members of the Board approve any award to Mr. Gayhardt after receiving the recommendation of our Compensation Committee.
2021 Short-Term Incentive Program. Under our 2021 short-term incentive program (the “2021 STIP”), award opportunities for participants, including named executive officers, were based solely on achievement of the following criteria:
•
risk adjusted revenue (50% of potential award), which we define as revenue minus provision for losses, and

•
adjusted pre-tax income (50% of potential award), a non-GAAP financial measure, which we define as net income from continuing operations plus income taxes, plus intangible asset amortization included in amortization and depreciation, plus other adjustments (which include items such as stock-based compensation expense, earnings or losses from equity investments, transaction-related expenses, right of use asset adjustments, FX hedge impacts, restructuring charges and other items).

The risk adjusted revenue objective balances top-line revenue growth with appropriate management of credit risk, which we believe is a primary indicator of our long-term ability to drive stockholder value. The adjusted pre-tax income objective focuses on bottom line financial performance, which we believe is most directly tied to stockholder value on a short-term basis.
The following table sets forth the potential target level, expressed as a percentage of base salary earned, and potential award for each named executive officer under the 2021 STIP:
Name	At Threshold (%)(1)	At Threshold ($)	At Target (%)	At Target ($)	At Maximum (%)(2)	At Maximum ($)
Don Gayhardt	62.5%	$520,281	125%	$1,040,561	187.5%	$1,560,843
William Baker	45%	270,809	90%	541,617	135%	812,426
Peter Kalen	45%	215,433	90%	430,866	135%	646,299

(1)
For named executive officers, partial awards starting at achievement of 95% of target (for risk adjusted revenue) and achievement of 90% of target (for adjusted pre-tax income) can be earned for each objective based on achievement between the threshold and target levels.

(2)
For named executive officers, maximum awards for achievement of up to 105% of target (for risk adjusted revenue) and 110% of target (for adjusted pre-tax income) can be earned for each objective based on achievement between the target and maximum levels.

Our risk adjusted revenue for the year ended December 31, 2021 was approximately $585.9 million (≥ 105% of targeted performance) and our adjusted pre-tax income was approximately $60.3 million (≥ 110% of targeted performance). Given that the Company exceeded the corporate financial objectives for performance in 2021, the named executive officers received the maximum awards listed in the table above, which are included in “Summary Compensation Table—Non-Equity Incentive Plan Compensation.”
2022 Short-Term Incentive Program. After a fulsome review of market and peer group practices, the Compensation Committee approved our 2022 short-term incentive program, which retains both corporate financial objectives identified above and operates similarly to the 2021 STIP.
Long-Term Incentive Compensation
Our Compensation Committee oversees our long-term incentive compensation program and approves the amount of and terms applicable to grants to named executive officers, other than grants to our Chief Executive Officer, which are approved by non-employee members of our Board. The Compensation Committee also may approve special grants to executive officers, such as a grant to a new hire or for promotional purposes or in recognition of extraordinary contributions to our success.
Our Compensation Committee annually reviews long-term incentive levels for all named executive officers considering long-term strategic and performance objectives, each named executive officer’s role within our Company and current and anticipated contributions to our future performance. In determining the aggregate value of grants for an individual, the Compensation Committee considers market practices (including those of our peer group) and the individual’s position. Our Chief Executive Officer provides input regarding these decisions, except in the case of his own compensation.
Grants of equity are made under our stockholder-approved 2017 Incentive Plan, which is an omnibus plan, allowing for grants of various types of equity (including stock options, restricted stock, restricted stock units, stock appreciation rights and performance awards) and awards of cash to plan participants. The Board has determined that restricted stock units best align the interests of our named executive officers with those of our stockholders and the Company has granted only restricted stock units under the 2017 Incentive Plan. The Compensation Committee has discretion to change the allocation of future equity awards for named executive officers and will evaluate this periodically as appropriate.
2021 Long-Term Incentive Program. The Compensation Committee approved the 2021 long-term incentive program (the “2021 LTIP”) following its review of market and peer group practices. Under the 2021 LTIP, our named executive officers received a grant of restricted stock units equal to a percentage of their annual base salary at the time of grant as follows:
Title	Value of LTIP Award
Chief Executive Officer	400% of then-current base salary
Other Named Executive Officers	250% of then-current base salary
One-half of the award vests ratably in annual installments over three years beginning on the day before the first anniversary of the grant date and one-half of the award is subject to performance-based vesting based on our relative three-year total stockholder return (“TSR”). The Company’s three-year TSR for the period January 1, 2021 through December 31, 2023 will be measured against the TSR of the Company’s defined peer group for the same period. Awards subject to performance-based vesting will be earned and will vest based on the percentile achievement as outlined in the table directly below provided that the named executive officer has been employed by us for the entire performance period. Payouts for achievement between threshold, target and maximum performance levels are linearly interpolated.
2022 Long-Term Incentive Program. The 2022 long-term incentive program (the “2022 LTIP”) operates similarly to the 2021 LTIP and provides that one-half of the award to named executive officers is subject to time-based vesting and one-half is subject to performance-based vesting based on relative TSR. The Company’s three-year TSR for the period January 1, 2022 through December 31, 2024 will be measured against the TSR of the Company’s defined peer group for the same period. Awards subject to performance-based vesting will be earned and will vest based on the percentile achievement as outlined in the table below provided that the named executive officer has been employed by us for the entire performance period. Payouts for achievement between threshold, target and maximum performance levels are linearly interpolated.
Relative TSR	Target Achievement (%)	Shares Earned as % of Target Achievement
Maximum – 67th percentile	133%	125%
		100% plus a number of shares calculated on a pro rata basis (based on the amount by which relative TSR exceeds 100% of target relative TSR)
>50th percentile to 67th percentile	100.1% to 132.9%
Target – 50th percentile	100%	100%
		75% plus a number of shares calculated on a pro rata basis (based on the amount by which relative TSR exceeds 67% of target relative TSR)
>33rd percentile to 49th percentile	67.1% to 99.9%
Threshold – 33rd percentile	67%	75%
<33rd percentile	Less than 67%	None
The Compensation Committee believes that our compensation programs for named executive officers provide significant performance incentives that effectively align pay and performance. Specifically, the short-term (annual) incentive program provides incentives for achieving defined corporate financial objectives. The long-term incentive compensation program rewards the achievement of established performance results and aligns the interests of the named executive officers with those of our stockholders. As these awards are subject to vesting requirements, they also serve as a retention tool. The Compensation Committee believes that the executive compensation programs, in the aggregate, have provided a balanced and sufficient level of incentive and retention for the named executive officers.
Non-Qualified Deferred Compensation Plan
Our Non-Qualified Deferred Compensation Plan provides certain key employees with the opportunity to elect to defer base salary and incentive compensation paid in cash, which is credited to the participant’s deferred compensation account. Participant contributions are fully vested at the time of contribution. Elective Company contributions generally vest over three years; however, vesting with respect to Company contributions made on behalf of participants will be accelerated upon a “disposition event,” as defined in the plan. Each deferred compensation account is notionally invested in one or more investment funds made available by us and selected by the participant. We may make discretionary contributions to the individual deferred compensation accounts, which amount, if any, will be determined annually by our Board. The Company has not made an elective contribution since 2018.
Tax Qualified Retirement Plan and Other Benefits
We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Code (“401(k) Plan”). We match the employee contribution at a rate of 50% of the first 6% of compensation contributed to the plan. Employee contributions vest immediately. Employer contributions vest in full after an employee has been employed by us for three years.
Our named executive officers are generally eligible to participate in our employee benefit plans, including medical, dental, vision, life, accidental death and dismemberment, disability, health and dependent care flexible spending accounts and health savings accounts, in each case on the same basis as all of our other employees. Executive employees are eligible for Company-paid life insurance equal to two times base salary, up to a maximum benefit of $750,000, and Company-paid long-term disability benefits equal to 60% of base salary, up to a maximum benefit of $15,000 per month.
Stock Ownership Guidelines
Our stock ownership guidelines further align the interests of our Section 16 officers with those of our stockholders. These guidelines apply to our Section 16 Officers (i.e., our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer, Chief Legal Officer, Chief Human Resources Officer, Chief Executive Officer—Flexiti and Chief Accounting Officer). These individuals are expected to acquire, and continue to hold during their term of employment with us, beneficial ownership of a number of shares of Company common stock having a value equal to or greater than the following thresholds:
Position	Salary Multiple
Chief Executive Officer	5x base salary
Other Section 16 Officers	2x base salary
Company stock holdings that count toward meeting the ownership requirements include:
•
shares owned directly, including through open market purchases or beneficially by the individual or the individual’s immediate family members residing in the same household (or through trusts for their benefit);

•
restricted shares, including shares granted but not vested;

•
shares issuable upon the settlement of restricted stock units (including units granted but not vested) subject only to time-based vesting; and

•
“in-the-money” value of vested stock options held by the individual.

Individuals have five years from the date they become subject to the guidelines to meet these ownership levels. Until the ownership requirements are achieved, the individual must retain at least 50% of the number of shares awarded to the individual under Company equity plans (regardless of the grant date), net of shares withheld or sold to satisfy applicable taxes. Whether an individual meets his or her ownership guideline is annually reviewed by the Compensation Committee. All Section 16 officers, including our named executive officers, met or exceeded the applicable ownership requirements as of March 31, 2022.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth outstanding equity awards to acquire shares of common stock held by each of our named executive officers as of December 31, 2021.
Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Don Gayhardt	1/29/2021	—	—	—	—	115,622	$1,851,108	115,622	$1,851,108
	1/30/2020	—	—	—	—	99,222	1,588,544	148,832	2,382,800
	3/15/2019	—	—	—	—	46,430	743,344	139,288(6)	2,230,000
	3/13/2017	10,476	—	$8.86	1/1/2027	—	—	—	—
	3/28/2016	8,028	—	3.39	1/1/2026	—	—	—	—
William Baker	1/29/2021	—	—	—	—	52,220	836,042	52,220	836,042
	1/30/2020	—	—	—	—	44,878	718,497	67,317	1,077,745
	3/15/2019	—	—	—	—	21,000	336,210	63,000(6)	1,008,630
	3/13/2017	5,076	—	8.86	1/1/2027	—	—	—	—
	6/30/2016	108,000	—	3.72	5/1/2026	—	—	—	—
	3/28/2016	4,968	—	3.39	1/1/2026	—	—	—	—
Peter Kalen	3/10/2021	—	—	—	—	83,591	1,338,291	37,996(7)	608,316

(1)
Options become exercisable on the vesting date.

(2)
The option exercise price for grants made prior to our initial public offering reflects the 36-for-1 stock split approved by our Board in November 2017, in connection with our initial public offering.

(3)
Includes time-based restricted stock units granted under our long-term incentive program, which vest annually in three equal installments beginning on the day before the first anniversary of the grant date.

(4)
We calculated the market value of the restricted stock units by multiplying the number of shares underlying the grant by $16.01, the closing price of our common stock on December 31, 2021.

(5)
Includes performance-based restricted stock units granted under our long-term incentive program, which vest at the end of the respective three-year performance period if the performance objectives are met for that performance period.

(6)
The reported performance-based restricted stock units were forfeited as of March 15, 2022 as we did not meet the performance objective for the March 15, 2019 through March 15, 2022 performance period. The Company’s total shareholder return for the performance period was at the 48th percentile of total shareholder return among the Company’s peer group, which was below the required 50th percentile required for these performance-based restricted stock units to vest.

(7)
The reported performance-based restricted stock units do not include any amount that may be earned by Mr. Kalen under the earn-out provisions included in our acquisition agreement with Flexiti.

Potential Payments upon Termination or Change in Control
The following summarizes the potential payments and benefits that we would provide to our named executive officers in connection with a termination of employment and/or a change in control.
Severance Benefits under Employment Agreements
Each of our named executive officers has an employment agreement which provides for certain payments in the event of termination of employment or in connection with a change in control as described below for each named executive officer. We believe that the interests of our stockholders are best served if the interests of our named executive officers are aligned with them in the event of a change in control. Providing change in control benefits are intended to eliminate, or at least reduce, the reluctance of these named executive officers to pursue potential change in control transactions that may be in the best interests of our stockholders. Any deferred compensation that becomes payable following a termination of employment is subject to a six-month delay to the extent required by law. None of the named executive officers, including our Chief Executive Officer, are entitled to any tax gross-up for the payment of Section 280G excise taxes.
Don Gayhardt. Mr. Gayhardt’s employment agreement provides that if his employment is terminated by us without “cause” or by him for “good reason” (each as defined in his employment agreement), subject to his timely execution of a release of claims, he would be entitled to: (i) continued payment of his base salary for a 24-month period; (ii) any bonus earned for a completed calendar year, but not yet paid, payable at such times as bonuses are otherwise paid to executives; (iii) to the extent that the Board determines that the Company was on track to meet the then-current calendar year short-term incentive targets as of his termination date and those targets are actually met for such calendar year, a pro-rated portion of the short-term incentive award for the year of termination, payable at such times as bonuses are otherwise paid to executives; (iv) to the extent permitted by applicable law without any penalty to him or the Company and subject to his election of COBRA continuation coverage under the Company’s group health plan, reimbursement of a percentage of Mr. Gayhardt’s monthly COBRA premium costs equal to the percentage of his health care premium costs covered by the Company as of the date of termination (provided such reimbursement will cease if Mr. Gayhardt becomes eligible to receive any other health benefits or if he ceases receiving COBRA continuation coverage); (v) reimbursement for the cost of maintaining his personal life insurance premiums, up to $25,000 per year, for his period of severance; and (vi) continued participation in our benefit plans (excluding private aircraft charter reimbursements) for his period of severance. Mr. Gayhardt’s agreement subjects him to (x) an indefinite confidentiality provision, (y) an inventions assignment provision and (z) covenants not to disparage us, compete with us or solicit our employees, customers or suppliers for his period of severance.
Messrs. Baker and Kalen. Each of the respective employment agreements of Messrs. Baker and Kalen provide the same post-termination benefits as described above for Mr. Gayhardt, except that (i) neither is entitled to reimbursement for the cost of maintaining personal life insurance premiums and (ii) Mr. Kalen’s period of severance is 12 rather than 24 months.
Vesting of Outstanding Equity Awards
All unvested outstanding options under our 2010 Equity Incentive Plan accelerate and become vested in the event of a “disposition event” prior to a termination of employment.
In the event of a change in control under our 2017 Incentive Plan, our Compensation Committee may, in its discretion, accelerate vesting of outstanding awards, cash-out outstanding awards or replace outstanding awards with a cash incentive award that preserves the value of the awards so replaced. With respect to any award that is assumed or substituted in connection with a change in control, the vesting, payment, purchase or distribution of such award will not be accelerated by reason of the change in control for any participant unless the participant’s employment is involuntarily terminated as a result of the change in control during the two-year period following the change in control.
Non-Qualified Deferred Compensation Plan
Company contributions to the Non-Qualified Deferred Compensation Plan generally vest over three years, however, vesting with respect to Company contributions made on behalf of a participant will accelerate upon the occurrence of a “disposition event.” Each vested deferred compensation account will be paid out in a lump sum upon a participant’s separation from service. Messrs. Gayhardt and Baker make elective contributions to our Non-Qualified Deferred Compensation Plan.

PROPOSAL 2 – ADVISORY RESOLUTION TO APPROVE EXECUTIVE OFFICER COMPENSATION
We are asking stockholders to indicate their support for our executive compensation program, as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their view on compensation for our named executive officers.
Rationale for Proposal
We encourage you to read the “Executive Compensation” section of this Proxy Statement beginning on page 32, which provides detailed information on our executive compensation program and specific compensation of our named executive officers. As described in that section, the Compensation Committee has structured the executive compensation program to achieve the following key objectives:
•
Align the interests of named executive officers with those of the stockholders through incentives based on achieving performance objectives that are intended to drive increased stockholder value

•
Provide incentives for achieving specific, near term corporate goals and reward the achievement of those goals

•
Provide incentives for achieving pre-established, longer-term corporate goals and reward achievement of those goals

•
Attract and retain talented executive officers who will lead the Company and drive superior business and financial performance

The executive compensation program is designed to achieve these objectives, in part, by:
•
Weighting at-risk and variable compensation (annual bonuses and long-term incentives) more heavily than fixed compensation (base salaries)

•
Rewarding annual performance while maintaining emphasis on longer-term objectives

•
Blending cash, non-cash, short- and long-term compensation components, and current and future compensation components

The Compensation Committee and the Board believe the Company’s compensation programs and its policies and procedures described in the “Executive Compensation” section are effective in aligning the interests of our named executive officers with the interests of stockholders, promoting the achievement of the Company’s near and long-term objectives and increasing stockholder value.
Voting
The say-on-pay vote is advisory and, therefore, not binding on the Company, the Board or the Compensation Committee. Even though non-binding, the Board and Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.
At the 2019 annual meeting of stockholders, the Company held an advisory vote on the frequency of future say-on-pay votes. Our stockholders voted in favor of an annual say-on-pay vote and the Company has elected to follow such recommendation. As such, unless the Company modifies its policies on the frequency of say-on-pay votes, it is expected that the next say-on-pay vote will occur at the 2023 annual meeting of stockholders. Further, in accordance with Rule 14a-21(b) of the Exchange Act, stockholders will be asked to vote again on how frequently the Company should hold future say-on-pay votes at the Company’s 2025 annual meeting of stockholders.
In accordance with the rules under Section 14A of the Exchange Act, and as a matter of good corporate governance, the Company asks the stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in “Executive Compensation” in the Proxy Statement for the Company’s Annual Meeting.
Recommendation of the Board
For the reasons stated above, your Board of Directors unanimously recommends that you vote FOR approval of the advisory resolution to approve executive officer compensation.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board consists of four directors who are independent under rules of the NYSE, the Securities Exchange Act and rules of the SEC, as applicable to audit committee members. The Audit Committee represents and assists the Board in fulfilling its oversight responsibility regarding (i) the integrity of the Company’s financial statements and the financial reporting process; (ii) the systems of internal accounting and financial controls; (iii) the performance of the internal audit function and the independent registered public accounting firm; (iv) the qualifications and independence of the independent registered public accounting firm; (v) the annual independent audit of the Company’s financial statements; (vi) the review of related party transactions; and (vii) unless otherwise delegated to the Risk and Compliance Committee, compliance with legal and regulatory requirements.
The Company’s management has primary responsibility for establishing and maintaining effective internal control over financial reporting and preparing the Company’s financial statements and disclosures. Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accounting firm for the year ended December 31, 2021, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles in the United States and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee oversees the performance of these responsibilities by Deloitte & Touche and management, including the processes by which these responsibilities are fulfilled.
The Audit Committee has taken steps to provide assurances regarding Audit Committee composition and procedures, the independence of the Company’s independent registered public accounting firm and the integrity of the Company’s financial statements and disclosures. These steps include: (i) reviewing the Audit Committee Charter; (ii) reviewing the Code of Business Conduct and Ethics; (iii) maintaining a procedure to allow employees, stockholders and the public to report concerns regarding the Company’s financial statements, internal controls and disclosures through the Ethics Hotline; and (iv) reviewing procedures for the Audit Committee to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm.
In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed with management and Deloitte & Touche the Company’s audited financial statements as of and for the fiscal year ended December 31, 2021. The Audit Committee also discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. Finally, the Audit Committee received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche’s communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche their independence.
After and based upon the reviews and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the fiscal year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for the year then ended that was filed with the Securities and Exchange Commission.
Audit Committee
Dale E. Williams, Chairman
Andrew Frawley
David Kirchheimer
Gillian Van Schaick

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Deloitte & Touche to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Deloitte & Touche has audited our financial statements since the fiscal year ended December 31, 2019, and replaced Grant Thornton LLP (“Grant Thornton”), who had audited our financial statements since 2007. A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to questions.
Stockholder ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm is not required by our Bylaws or otherwise. Our Board, however, is submitting the selection of Deloitte & Touche to our stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain this firm. Even if the selection is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
Audit Fees
The following table shows the fees paid or accrued by us for the audit and other services provided by Deloitte & Touche and Grant Thornton for our fiscal years ended December 31, 2021 and 2020:
	2021	2020
Audit Fees(1)	$3,202,026	$2,327,183
Audit-Related Fees(2)	—	—
Tax Fees(3)	272,077	225,064
All Other Fees(4)	7,464	5,685
Total Fees	$3,481,567	$2,557,932

(1)
Fees related to the audit of our annual financial statements, including the audit of the effectiveness of internal control over financial reporting, reviews of the quarterly financial statements filed on Forms 10-Q, services provided in connection with statutory and regulatory filings or engagements. Fees for 2021 also relate to our Offering Memorandum related to the issuance of 7.50% Senior Secured Notes in July 2021 and an Offering Memorandum related to the issuance of additional 7.50% Senior Secured Notes in December 2021. Fees for 2020 relate to accounting analysis related to equity method investments and COVID-19 impacts. For 2021 matters, total audit fees included $3,162,212 paid to Deloitte & Touche and $39,814 paid to Grant Thornton. For 2020 matters, total audit fees included $2,274,183 paid to Deloitte & Touche and $53,000 paid to Grant Thornton.

(2)
Fees for professional services for assurance and services related to the performance of the audit or review of our consolidated financial statements which are not included under “Audit Fees.” Year-to-year, these services could include accounting consultations concerning financial accounting and reporting standards.

(3)
Fees related to services performed in conjunction with tax compliance, tax advice and tax planning for federal, state and international jurisdictions. For 2021 matters, total tax fees included $264,445 paid to Deloitte Tax LLP, an affiliate of Deloitte & Touche, and $7,632 paid to Grant Thornton. For 2020 matters, total tax fees included $222,520 paid to Deloitte Tax LLP, an affiliate of Deloitte & Touche, and $2,544 paid to Grant Thornton.

(4)
Fees related to products and services (online research tools) provided by Deloitte & Touche.

Auditor Independence
In the fiscal year ended December 31, 2021, there were no other professional services provided by Deloitte & Touche that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte & Touche.

Approval of Audit and Permissible Non-Audit Services
Our Audit Committee has established pre-approval policies and procedures applicable to all services provided by our independent registered public accounting firm. In accordance with SEC rules, our pre-approval policy has two approaches to pre-approving audit and permitted non-audit services performed by our independent registered public accounting firm. Proposed services may be pre-approved pursuant to a policy approved by the Audit Committee that specifies particular types of service that are approved without further consideration by the Audit Committee (“class pre-approval”). If a particular type of service does not fall within the types of service that have class pre-approval, the service will require specific pre-approval by the Audit Committee before it is provided to us by our independent registered public accounting firm. For the fiscal year ended December 31, 2021, 100% of the fees associated with the independent registered public accounting firm services were pre-approved by the Audit Committee.
Your Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of
Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Procedures for Approval of Related Person Transactions
We have a policy governing transactions with “related parties,” which generally means our executive officers, directors and nominees, any immediate family member or affiliated entity of the foregoing and any person (and his or her immediate family members and affiliated entities) or entity (including affiliates) that beneficially owns 5% or more of our outstanding common stock. Under our policy, the Audit Committee will approve the terms, arrangements and policies of, and provide ongoing oversight over, all transactions with a related party in which the amount involved exceeds $120,000. In conducting its initial and ongoing reviews, the Audit Committee will take into account, among other factors, the terms of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related-party’s interest in the transaction, the qualifications and performance of the related party and other business considerations that would be applied to similar arrangements with unaffiliated parties. To perform its ongoing review of related party transactions, the Audit Committee meets to discuss and review the relevant transaction at least once every 12 months. Under the policy, if we discover a related-party transaction that has not been approved, the Audit Committee will determine the appropriate action, including ratification, rescission or amendment of the transaction.
Other than as described below, in 2020 and 2021 there were no related party transactions or series of similar transactions to which we have been a party.
Related Party Transactions
Relationship with Ad Astra
Collection Services. Ad Astra Recovery Services, Inc. (“Ad Astra”) was our exclusive provider of third-party collection services for our U.S. operations, until we acquired it on January 3, 2020. Each of our Founders owned a 1∕3 interest in Ad Astra. Before we acquired Ad Astra, when loans became between 91 and 121 days delinquent we referred them to Ad Astra for collections and Ad Astra earned a commission fee equal to 30% of any amounts it successfully recovered (as well as reimbursement for any third party legal work incurred in connection with its collection activities). The net amount receivable from Ad Astra was approximately $1.4 million at December 31, 2019 and the commission expense we paid to Ad Astra was approximately $15.5 million for the year ended December 31, 2019. Given the timing of the acquisition in early 2020, there was no reportable net receivable from Ad Astra at December 31, 2020 nor commission expense to Ad Astra for the year ended December 31, 2020.
Acquisition of Ad Astra. As noted above, on January 3, 2020, we completed the acquisition of Ad Astra, pursuant to which we purchased all of the outstanding capital stock of Ad Astra for a base purchase price of approximately $15.8 million, subject to customary adjustments for net-working capital, cash and debt. A committee of independent directors with independent legal and financial advisors negotiated the transaction and determined it to be in our best interests, and the transaction was approved by the unanimous vote of disinterested members of our Board.
Operating Leases
We lease our corporate office, collection office and certain stores under agreements with CDM Development LLC, Dimensions Real Estate Group LLC, Foresome Real Estate LLC, R Real Estate LLC and Summit Real Estate LLC. Each of our Founders owns a 1∕3 interest in CDM Development LLC, a 19% interest in Dimensions Real Estate Group LLC, a 1∕4 interest in Foresome Real Estate LLC and a 1∕5 interest in Summit Real Estate LLC. Additionally, Mr. Rippel owns 100% of R Real Estate LLC. The aggregate annual base rent we paid under these agreements was approximately $3.4 million for each of the years ended December 31, 2020 and 2021, and the leases have an average term of five years with two renewal options, each for an additional five-year term.
Repurchase of Shares from Founder
In November 2021, we entered into a Share Repurchase Agreement with the Leah M. Faulkner 2017 Dynasty Trust, a trust advised by Chad Faulkner, a Founder and director. Under the agreement, we repurchased 500,000 shares of our common stock from the trust, in a private transaction at a purchase price of $18.10 per share of Common Stock, which was approved by the unanimous vote of disinterested members of our Board. At the time of this repurchase, Mr. Faulkner sold a like number of shares to an independent third party at the same purchase price per share in a private transaction negotiated at arms’ length.
Amended and Restated Investors Rights Agreement
In connection with our initial public offering, we entered into an amended and restated investors rights agreement with certain holders of our common stock, including the Founders and FFL (collectively, the “principal holders”). Pursuant to the amended and restated investors rights agreement, we agreed to register the sale of shares of our common stock held by the principal holders under certain circumstances.
Demand Rights. At any time after 180 days from our initial public offering and subject to certain limitations, including those described below, any principal holder who beneficially owns at least 8% of our then-outstanding common stock may make a written request that we prepare and file a registration statement under the Securities Act of 1933 registering the offer and sale of shares of our common stock held by such principal holder. Once we are eligible to use a registration statement on Form S-3, any such demand registration may be for a shelf registration statement. Generally, we are required to file a demand registration statement on Form S-1 within 90 days of a written request and to file a demand registration statement on Form S-3 within 30 days of a written request.
We are not required to file any demand registration in which the amount of common stock to be registered has an anticipated aggregate public price of less than $10 million (in the case of a registration on Form S-1) or $5 million (in the case of a registration on Form S-3). In addition, we are not required to file a demand registration (i) on Form S-1 if we have already filed three registrations in response to a demand by such principal holder or if we have filed a registration on Form S-1 in the prior 12 months, or (ii) on Form S-3 if we have filed a registration on Form S-3 in response to a demand by such principal holder in the prior six months.
Piggyback Rights. Subject to certain exceptions, any time we propose to register any of our common stock for public sale, whether or not for our own account, we must notify each principal holder of such proposal and, if applicable, permit them an opportunity to include shares of their common stock in such registration.
Expenses. We will pay all reasonable expenses incident to our performance of the registration rights described above, including certain reasonable fees and disbursements (not including underwriting discounts and commissions).
Certain Conditions and Limitations. The registration rights described above are subject to certain conditions and limitations, including the right of the underwriters of an underwritten offering to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances.
Indemnification. In certain circumstances we will indemnify, to the extent permitted by law, each principal holder, and each underwriter, if any, and certain other persons against claims arising in connection with any prospectus or other similar or incident document, or any violation or alleged violation of applicable securities laws, rules or regulations by us in an offering that includes common stock being sold by a participating holder. Similarly, each such principal holder will, if common stock held by such principal holder is included in the securities to be registered, indemnify us, each underwriter, if any, each other principal holder and certain other persons, against similar claims arising in connection with and to the extent made in reliance upon and in conformity with written information furnished by such principal holder and stated to be specifically for use in any such prospectus or document.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act and SEC regulations require our directors and executive officers and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Directors, executive officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.
Based solely on our review of copies of these reports filed electronically with the SEC and any written representations that no Form 5 report was required to be filed, we believe that during 2021 all of our directors and executive officers filed the required reports under Section 16(a) on a timely basis, except that Mr. McKnight did not timely file a Form 4 reporting one transaction due to an administrative delay.
ADDITIONAL INFORMATION
Director and Officer Indemnification
We indemnify our directors and named executive officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us.
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2023 proxy statement and proxy card. Any such stockholder proposals must be submitted in writing to our Corporate Secretary no later than December 30, 2022.
You should address any stockholder proposals to the attention of the Corporate Secretary, CURO Group Holdings Corp., 3615 North Ridge Road, Wichita, Kansas 67205.
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting
Our Bylaws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8 under the Exchange Act, but is instead sought to be presented directly at the annual meeting, must be received by our Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances. For the purposes of the annual meeting of stockholders in 2023, proposals submitted must be received between February 15, 2023 and the close of business on March 17, 2023. You should address all stockholder proposals to the attention of the Corporate Secretary, CURO Group Holdings Corp, 3615 North Ridge Road, Wichita, Kansas 67205, and include the information and comply with the requirements set forth in our Bylaws.
Our Bylaws set out specific requirements that the written notice of proposal must satisfy, including that the notice must set forth a brief description of the business desired to be brought at the annual meeting, the reasons for conducting such business at the meeting and other specific matters. In addition, our Bylaws require that the written notice include information about the proposing stockholder including, among other things, the name, address, class and number of our shares that are owned beneficially and of record, any relevant agreements, arrangements or understandings between the stockholder and any affiliates or associates and any arrangements having the effect of mitigating a decrease in our share price or affecting the voting power of the stockholder, including derivative positions.
Copies of the provisions of our Bylaws applicable to stockholder nominations and proposals will be forwarded to any stockholder upon written request.
Solicitation of Proxies
We will pay the expenses of solicitation of proxies for the Annual Meeting. Solicitations may be made in person or by telephone by our officers and employees or by nominees or other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by the nominees or other fiduciaries. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of our common stock. We have engaged Georgeson Inc. at an estimated cost of $14,000, plus expenses and disbursements, to assist in solicitation of proxies.
Delivery of Documents to Stockholders Sharing an Address
If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank or other nominee may only deliver one copy of this Proxy Statement and our 2021 Annual Report to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our 2021 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and 2021 Annual Report, now or in the future, should submit this request in writing to Corporate Secretary, CURO Group Holdings Corp., 3615 North Ridge Road, Wichita, Kansas 67205, or by calling (316) 722-3801. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future should make a request directly to their broker, bank or other nominee.
Electronic Access to Proxy Statement and Annual Report
Our Proxy Statement and our 2021 Annual Report are available at https://ir.curo.com/proxy-statement-2022. If you have not received or do not have access to the 2021 Annual Report, write to: Corporate Secretary, CURO Group Holdings Corp., 3615 North Ridge Road, Wichita, Kansas 67205, or call (316) 722-3801 and ask for the Corporate Secretary, and we will send you a copy at no charge.

CURO Group Holdings Corp
3615 N. Ridge Road
Wichita, KS 67205

Phone: 316-722-3801
Email: IR@CURO.com

CURO GROUP HOLDINGS CORP.3615 NORTH RIDGE ROADWICHITA, KS 67205SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CURO2022You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYThe Board of Directors recommends you vote FORthe following:For Withhold For AllAll All ExceptTo withhold authority to vote for any individual nominee(s),mark “For All Except” and write the number(s) of thenominee(s) on the line below.1. Election of DirectorsNominees01) Chad Faulkner 02) Andrew Frawley 03) Don Gayhardt 04) David Kirchheimer 05) Mike McKnight06) Gillian Van Schaick 07) Issac Vaughn 08) Elizabeth Warren 09) Karen WinterhofThe Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain2. An advisory resolution approving the compensation of our named executive officers.3. Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.comCURO GROUP HOLDINGS CORP.Annual Meeting of StockholdersJune 15, 2022 10:00 AM ETThis proxy is solicited by the Board of DirectorsThe undersigned hereby appoints Tamara Schulz and Tashia Rivard, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of CURO Group Holdings Corp., to be held on June 15, 2022 via live webcast atwww.virtualshareholdermeeting.com/CURO2022, and at any adjournments or postponements thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposal 2 and FOR Proposal 3.Continued and to be signed on reverse side